                                       LEASE

                                         OF

                              1020 EAST MEADOW CIRCLE

                               PALO ALTO, CALIFORNIA




                                   BY AND BETWEEN

                     CALIFORNIA PACIFIC COMMERCIAL CORPORATION,

                         A CALIFORNIA CORPORATION, LANDLORD

                                        AND

                            CLONTECH LABORATORIES, INC.

                          A CALIFORNIA CORPORATION, TENANT

                                        INDEX

                                                                             PAGE

1.   PREMISES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

     1.1    Description. . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

     1.2    Condition. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

     1.3    Hazardous Substances . . . . . . . . . . . . . . . . . . . . . . . 1

2.   TERM AND DELIVERY OF POSSESSION . . . . . . . . . . . . . . . . . . . . . 2

     2.1    Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

     2.2    Early Entry. . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

     2.3    Options to Renew . . . . . . . . . . . . . . . . . . . . . . . . . 2

     2.4    Option Not Assignable. . . . . . . . . . . . . . . . . . . . . . . 3

3.   RENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

     3.1    Base Rent. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

     3.2    Manner of Payment. . . . . . . . . . . . . . . . . . . . . . . . . 4

     3.3    Late Payment Charge. . . . . . . . . . . . . . . . . . . . . . . . 4

4.   SECURITY DEPOSIT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

5.   TAXES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

     5.1    Tenant's Personal Property . . . . . . . . . . . . . . . . . . . . 5

     5.2    Real Property Taxes. . . . . . . . . . . . . . . . . . . . . . . . 5

6.   USE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

     6.1    Permitted Uses . . . . . . . . . . . . . . . . . . . . . . . . . . 6

     6.2    Compliance with Law. . . . . . . . . . . . . . . . . . . . . . . . 6

     6.3    Restrictions on Use. . . . . . . . . . . . . . . . . . . . . . . . 7

     6.4    Hazardous Substances . . . . . . . . . . . . . . . . . . . . . . . 7

            (a)     Reportable Uses Require Consent. . . . . . . . . . . . . . 7

            (b)     Duty to Inform . . . . . . . . . . . . . . . . . . . . . . 8

            (c)     Indemnification by Tenant. . . . . . . . . . . . . . . . . 8

            (d)     Indemnification by Landlord. . . . . . . . . . . . . . . . 9

7.   MAINTENANCE AND REPAIRS . . . . . . . . . . . . . . . . . . . . . . . . . 9

     7.1    Landlord's Obligations . . . . . . . . . . . . . . . . . . . . . . 9

     7.2    Tenant's Obligations . . . . . . . . . . . . . . . . . . . . . . .10

     7.3    Maintenance of Outside Areas . . . . . . . . . . . . . . . . . . .10


                                      INDEX
                                   (CONTINUED)


                                                                             PAGE

8.   ALTERATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11

     8.1    Landlord's Consent Required. . . . . . . . . . . . . . . . . . . .11

     8.2    Plans and Permits. . . . . . . . . . . . . . . . . . . . . . . . .11

     8.3    Construction Work Done by Tenant . . . . . . . . . . . . . . . . .11

     8.4    Roof Repairs . . . . . . . . . . . . . . . . . . . . . . . . . . .12

     8.5    Title to Alterations . . . . . . . . . . . . . . . . . . . . . . .12

     8.6    Removal of Alterations . . . . . . . . . . . . . . . . . . . . . .12

9.   MECHANICS' LIENS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .12

10.  UTILITIES; SECURITY SERVICES. . . . . . . . . . . . . . . . . . . . . . .13

11.  INDEMNITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .13

     11.1   Tenant Indemnification of Landlord . . . . . . . . . . . . . . . .13

     11.2   Landlord Indemnification of Tenant . . . . . . . . . . . . . . . .13

12.  WAIVER OF CLAIMS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .14

13.  INSURANCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .14

     13.1   Tenant's Liability Insurance . . . . . . . . . . . . . . . . . . .14

     13.2   Landlord's Liability Insurance . . . . . . . . . . . . . . . . . .14

     13.3   Property Insurance . . . . . . . . . . . . . . . . . . . . . . . .15

     13.4   Payment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .15

     13.5   Insurance Policies . . . . . . . . . . . . . . . . . . . . . . . .15

     13.6   Waiver of Subrogation. . . . . . . . . . . . . . . . . . . . . . .16

     13.7   No Limitation of Liability . . . . . . . . . . . . . . . . . . . .16

14.  DAMAGE OR DESTRUCTION . . . . . . . . . . . . . . . . . . . . . . . . . .16

     14.1   Partial Damage-Insured . . . . . . . . . . . . . . . . . . . . . .16

     14.2   Partial Damage-Uninsured . . . . . . . . . . . . . . . . . . . . .16

     14.3   Total Destruction. . . . . . . . . . . . . . . . . . . . . . . . .17

     14.4   Damage Near End of Term. . . . . . . . . . . . . . . . . . . . . .17

     14.5   Abatement of Rent. . . . . . . . . . . . . . . . . . . . . . . . .17

     14.6   Tenant's Property. . . . . . . . . . . . . . . . . . . . . . . . .18

     14.7   Notice of Damage . . . . . . . . . . . . . . . . . . . . . . . . .18

     14.8   Replacement Cost . . . . . . . . . . . . . . . . . . . . . . . . .18

     14.9   Hazardous Substance Conditions . . . . . . . . . . . . . . . . . .18

     14.10  Waiver of Statute. . . . . . . . . . . . . . . . . . . . . . . . .19


                                      ii.

                                      INDEX
                                   (CONTINUED)

                                                                             PAGE

15.  CONDEMNATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .19

     15.1   Partial Taking . . . . . . . . . . . . . . . . . . . . . . . . . .19

     15.2   Total Taking . . . . . . . . . . . . . . . . . . . . . . . . . . .19

     15.3   Distribution of Award. . . . . . . . . . . . . . . . . . . . . . .19

     15.4   Sale Under Threat of Condemnation. . . . . . . . . . . . . . . . .19

     15.5   Waiver of Statutes . . . . . . . . . . . . . . . . . . . . . . . .19

16.  ASSIGNMENT AND SUBLETTING . . . . . . . . . . . . . . . . . . . . . . . .20

     16.1   Landlord's Consent Required. . . . . . . . . . . . . . . . . . . .20

     16.2   Documentation. . . . . . . . . . . . . . . . . . . . . . . . . . .20

     16.3   Terms and Conditions . . . . . . . . . . . . . . . . . . . . . . .20

     16.4   Corporate Transactions Constituting Assignment . . . . . . . . . .21

     16.5   Landlord's Remedies. . . . . . . . . . . . . . . . . . . . . . . .21

     16.6   Encumbrances, Licenses and Concession Agreements . . . . . . . . .22

17.  DEFAULT BY TENANT . . . . . . . . . . . . . . . . . . . . . . . . . . . .22

     17.1   Event of Default . . . . . . . . . . . . . . . . . . . . . . . . .22

     17.2   Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . .22

     17.3   Landlord's Right to Perform Tenant's Obligations . . . . . . . . .24

     17.4   Interest on Past Due Obligations . . . . . . . . . . . . . . . . .24

     17.5   Additional Rent. . . . . . . . . . . . . . . . . . . . . . . . . .24

     17.6   Remedies Not Exclusive . . . . . . . . . . . . . . . . . . . . . .24

18.  DEFAULT BY LANDLORD . . . . . . . . . . . . . . . . . . . . . . . . . . .25

     18.1   Cure Period. . . . . . . . . . . . . . . . . . . . . . . . . . . .25

     18.2   Mortgagee Protection . . . . . . . . . . . . . . . . . . . . . . .25

     18.3   Tenant's Right to Perform Certain of Landlord's
            Obligations. . . . . . . . . . . . . . . . . . . . . . . . . . . .25

19.  ADVERTISEMENTS AND SIGNS. . . . . . . . . . . . . . . . . . . . . . . . .25

20.  ENTRY BY LANDLORD . . . . . . . . . . . . . . . . . . . . . . . . . . . .25

21.  SUBORDINATION AND ATTORNMENT. . . . . . . . . . . . . . . . . . . . . . .26

     21.1   Subordination. . . . . . . . . . . . . . . . . . . . . . . . . . .26

     21.2   Attornment . . . . . . . . . . . . . . . . . . . . . . . . . . . .26



                                     iii.

                                      INDEX
                                   (CONTINUED)

                                                                             PAGE

22.  ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS. . . . . . . . . . . . . .26

23.  NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .26

24.  WAIVER. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .27

25.  NO ACCORD AND SATISFACTION. . . . . . . . . . . . . . . . . . . . . . . .27

26.  ATTORNEYS' FEES . . . . . . . . . . . . . . . . . . . . . . . . . . . . .27

27.  SURRENDER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .28

28.  HOLDING OVER. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .28

29.  TRANSFER OF PREMISES BY LANDLORD. . . . . . . . . . . . . . . . . . . . .28

30.  GENERAL PROVISIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . .29

     30.1   Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . .29

     30.2   Time . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .29

     30.3   Captions . . . . . . . . . . . . . . . . . . . . . . . . . . . . .29

     30.4   California Law . . . . . . . . . . . . . . . . . . . . . . . . . .29

     30.5   Gender; Singular and Plural. . . . . . . . . . . . . . . . . . . .29

     30.6   Partial Invalidity . . . . . . . . . . . . . . . . . . . . . . . .29

     30.7   No Warranties. . . . . . . . . . . . . . . . . . . . . . . . . . .29

     30.8   Joint and Several Liability. . . . . . . . . . . . . . . . . . . .29

     30.9   Successors and Assigns . . . . . . . . . . . . . . . . . . . . . .29

     30.10  Rules and Regulations. . . . . . . . . . . . . . . . . . . . . . .30

     30.11  Authority. . . . . . . . . . . . . . . . . . . . . . . . . . . . .30

     30.12  Memorandum of Lease. . . . . . . . . . . . . . . . . . . . . . . .30

     30.13  Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .30

     30.14  Real Estate Brokers. . . . . . . . . . . . . . . . . . . . . . . .30

     30.15  Limitation on Liability. . . . . . . . . . . . . . . . . . . . . .30

     30.16  Quiet Enjoyment. . . . . . . . . . . . . . . . . . . . . . . . . .30

31.  INITIAL IMPROVEMENTS TO PREMISES. . . . . . . . . . . . . . . . . . . . .30

     31.1   Landlord's Improvements. . . . . . . . . . . . . . . . . . . . . .30

     31.2   Tenant's Improvements. . . . . . . . . . . . . . . . . . . . . . .31

     31.3   Improvement Allowance. . . . . . . . . . . . . . . . . . . . . . .31


                                      iv.


                                      INDEX
                                   (CONTINUED)
                                                                            PAGE

32.  RIGHT OF FIRST OPPORTUNITY. . . . . . . . . . . . . . . . . . . . . . . .32

     32.1   Sale of Premises . . . . . . . . . . . . . . . . . . . . . . . . .32

     32.2   Lease of Adjacent Parcel . . . . . . . . . . . . . . . . . . . . .32

     32.3   Rights Not Assignable. . . . . . . . . . . . . . . . . . . . . . .33

     32.4   Additional Limitation on Rights. . . . . . . . . . . . . . . . . .33

33.  CONDITION SUBSEQUENT. . . . . . . . . . . . . . . . . . . . . . . . . . .33

EXHIBITS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .34



                                         v.

                                       LEASE

     This Lease, dated September 15, 1994, is made and entered into by and between CALIFORNIA PACIFIC COMMERCIAL CORPORATION, a California corporation ("Landlord"), and CLONTECH LABORATORIES, INC., a California corporation ("Tenant").

     Landlord and Tenant agree as follows:

     1.    PREMISES.

           1.1 DESCRIPTION. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord for the term, at the rental, and upon all of the other terms, covenants and conditions set forth herein, the real property commonly referred to as 1020 East Meadow Circle, City of Palo Alto, County of Santa Clara, State of California, and more particularly described as Exhibit "A" attached hereto and incorporated herein by reference (the "premises"). The premises consist of a single-story concrete tilt-up building containing approximately 36,960 square feet of floor space (the "Building") situated upon a parcel of land containing approximately 115,956 square feet. The foregoing statements regarding size are approximations which the parties agree are reasonable and the rental based thereon is not subject to revision in the event that the actual size differs from the approximations. The entire premises shall be under the exclusive control of Tenant throughout the term of this Lease. The portion of the parcel of land described above not covered by the Building is hereafter called the "Outside Areas."

           1.2 CONDITION. Landlord represents and warrants to Tenant that as of the Commencement Date (as defined in paragraph 2.1): (i) to the best of its knowledge, without investigation, the improvements on the premises comply with Applicable Law (as defined in paragraph 6.2) in effect as of said date, including, without limitation, laws regarding seismic safety; (ii) the Building does not contain any asbestos; (iii) to the best of its knowledge, without investigation, there are no Hazardous Substances on the Property except as disclosed in the letter identified in paragraph 1.3 below and the study referenced therein and there is no underground storage tank on the Property; and
(iv) to the best of its knowledge, without investigation, the Building does not have any structural defects. Specifically excluded from the foregoing representations and warranties are the Tenant Improvements (as defined in paragraph 31.3) and any actions taken by or on behalf of Tenant. Except as expressly provided herein, Landlord makes no representations or warranty whatsoever with respect to the condition of the premises (including but not limited to the electrical and fire sprinkler systems, security, environmental aspects and compliance with applicable laws), the suitability of the premises for Tenant's intended use or that any utility services provided to the premises are in form or amount suitable for Tenant's use.

           1.3 HAZARDOUS SUBSTANCES. Except as provided in paragraph 1.2 above and as referenced in that certain letter dated July 20, 1994 from United Soil Engineering, Inc., a copy of which is attached hereto as Exhibit "B", Landlord hereby represents and warrants to Tenant that Landlord has not received any notification that the premises are in violation of any Applicable Laws (as defined in paragraph 6.2) relating to the storage, use, or disposal of any Hazardous Substance (as defined in paragraph 6.4) and has no notice of any claims, actions, proceedings or suits, government or otherwise, pending or threatened regarding the same.


                                          1.

     2.    TERM AND DELIVERY OF POSSESSION.

           2.1 TERM. The term of this Lease shall be for a period of one-hundred twenty (120) months, commencing upon the earlier of May 1, 1995, or the date that Tenant commences occupancy of the premises for the uses set forth in paragraph 6.1 (the "Commencement Date"), and ending at midnight on the date which is one hundred twenty (120) months after the Commencement Date, unless sooner terminated pursuant to the provisions hereof. The Commencement Date shall be delayed as follows: (i) in the event that the City of Palo Alto takes more than 60 days from the date of submission to approve Tenant's plans for its initial interior improvements (it being understood that permits for exterior modifications are excluded from this provision) and Tenant is making diligent efforts to get such plans approved, the Commencement Date shall be delayed by the number of days beyond said 60 days which it takes to obtain such approval, not to exceed a total of 60 days; and (ii) in the event that Vance M. Brown & Sons, Inc. ("Brown") takes longer than one hundred fifty (150) days from the date of its commencement of work on Tenant's initial improvements to substantially complete its work on Tenant's initial improvements and such delay is attributable to Brown or its subcontractors and not Tenant, the Commencement Date shall be delayed by the number of days beyond said 150 days which it takes Brown to complete its work. In the event that Tenant does not have its completed plans and specifications to Brown for bid by October 10, 1994, there shall be offset against any delay in the Commencement Date in accordance with the preceding sentence the number of days between October 10, 1994 and the date Tenant submits such plans and specifications to Brown. Landlord and Tenant shall execute and deliver to each other a letter acknowledging the Commencement Date within thirty (30) days of said date. Landlord shall deliver possession of the premises to Tenant no later than January 15, 1995 (the "Delivery Date"). If Landlord is unable to deliver possession of the premises as of January 15, 1995, Landlord shall not be liable for any damage caused for failing to deliver possession, and this lease shall not be void or voidable. The Commencement Date shall be delayed by the same number of days as the delay in the Delivery Date.

           2.2 EARLY ENTRY. Tenant's occupancy of the premises prior to the Commencement Date for the purpose of constructing the improvements (as defined in paragraph 32.2) or for any other purpose permitted by Landlord shall be subject to all of the terms and provisions hereof, except for the obligation to pay rent which shall commence on the Commencement Date.

           2.3   OPTIONS TO RENEW.  Tenant shall have and is hereby granted one
(1) option to extend the term of this Lease for an additional period of five (5) years. The option shall be exercisable by Tenant, provided Tenant is not then in default hereunder, upon six (6) months written notice to Landlord prior to the expiration of the initial Lease. The option period shall be upon the same terms and conditions as set forth herein with respect to the initial term of this Lease, except that: (a) the initial monthly base rental payable pursuant to paragraph 3 during such option period shall be equal to the "market rate" (as defined below) of the monthly base rental for comparable premises in the immediate Palo Alto area prevailing at the commencement of such option period and the base rent shall be increased on each anniversary of the commencement of the lease term by four and one-half percent (4.5%) over the base rent payable for the prior month; (b) Real Property Taxes payable by Tenant during the option period shall include increases in Real Property Taxes resulting from a reassessment following a change of


                                          2.

ownership of the premises or any interest therein; and (c) there shall be no additional option to extend. All references in this Lease to the term hereof shall be construed to mean the initial term and such option period, unless the context clearly indicates another meaning is intended.

           The "market rate" shall be determined by agreement between Landlord and Tenant. In determining the "market rate" all relevant factors shall be taken into consideration, including, without limitation, the size and location of the premises, the highest and best use of the premises (with or without the then-existing improvements on the premises) and the quality and condition of the improvements included in the premises; provided, however, that any of the trade fixtures and any alterations, additions or improvements made to the premises by Tenant at Tenant's cost and expense and which Tenant has the right to remove upon expiration or termination of the Lease, shall not be taken into consideration. If Landlord and Tenant cannot agree on an acceptable rent within ten (10) days of receipt by Landlord of Tenant's notice to renew the Lease, then each party shall promptly appoint an experienced real estate appraiser with at least five (5) years experience appraising comparable properties in the Palo Alto area who shall be a member of the American Institute of Real Estate Appraisers ("AIREA") and such appraisers shall each determine the fair market monthly Base Rent for the premises. Such appraisers shall, within twenty (20) business days after their appointment, complete their appraisals and submit their appraisal reports to Landlord and Tenant. If the fair market monthly Base Rent of the premises established in the two (2) appraisals varies by five percent (5%) or less of the higher rental, the average of the two shall be controlling. If said fair market monthly Base Rent varies by more than five percent (5%) of the higher rental, said appraisers, within ten (10) days after submission of the last appraisal, shall appoint a third appraiser who shall be a member of the AIREA. The appraisers shall arrange for a simultaneous delivery of such determinations to the third appraiser. The role of the third appraiser shall be to select which of the two proposed determinations most closely approximates his determination of the fair market monthly Base Rent. The third appraiser shall have no right to propose a middle ground or any modification of either of the two proposed determinations. The determination he chooses as most closely approximating his determination shall constitute the decision of the appraisers and be final and binding upon the parties. Each party shall pay the cost of its own appraiser and shall share the cost of the third appraiser, if any. If either Landlord or Tenant fails to appoint an appraiser, or if an appraiser appointed by either of them fails, after his appointment, to submit his appraisal within the required period or if the two appraisers fail to appoint a third appraiser within the required period, application shall be made within twenty (20) days thereafter by either Landlord or Tenant to the AIREA, which shall appoint a member of said institute willing to serve as appraiser.

           In the event the appraisers have not determined the fair market rental value as of the date for the rental adjustment, Tenant shall, on an interim basis, pay Landlord monthly Base Rent based on the last monthly Base Rent payable during the initial term. Upon the appraisers' determination, Tenant shall be entitled to a credit against the next rental payment payable by Tenant hereunder, or Tenant shall make an additional payment with the next rental payable by Tenant hereunder, in the amount of such difference.

           2.4 OPTION NOT ASSIGNABLE. The option granted to Tenant in this Lease is personal to CLONTECH LABORATORIES, INC. ("Clontech"), and said option is not assignable by Clontech either as a part of an assignment of this Lease or separately or apart


                                          3.

therefrom, and no option may be separated from this Lease in any manner by reservation or otherwise; provided that said option may be assigned by Clontech as part of the assignment of this Lease by Clontech (a) to a parent, subsidiary, affiliate, division, or corporation controlling, controlled by or under common control with Clontech, or (b) to a successor corporation of Clontech by merger, consolidation or non-bankruptcy reorganization, or to a successor corporation which purchases all or substantially all of the assets of Clontech, provided that in each such case the assignee or successor entity expressly assumes and agrees to perform for the benefit of Landlord all of the obligations of Tenant hereunder.

     3.    RENT.

           3.1 BASE RENT. Tenant shall pay to Landlord during the term of this Lease monthly base rent (hereafter called "Base Rent"), in installments as follows:

                Month                   Base Rent Per Month
                Months 1-6                    $23,400.00
                Months 7-12                   $29,250.00
                Months 13-24                  $37,699.20
                Months 25-36                  $39,547.20
                Months 37-48                  $41,395.20
                Months 49-60                  $43,243.20
                Months 61-72                  $45,091.20
                Months 73-84                  $46,939.20
                Months 85-96                  $49,156.80
                Months 97-108                 $51,374.40
                Months 109-120                $53,592.00

           3.2 MANNER OF PAYMENT. Except as otherwise expressly provided herein, Tenant shall pay to Landlord the rent, including the Base Rent calculated as set forth above, without deduction, offset or abatement, and without prior notice or demand, in advance commencing on the Commencement Date and thereafter on the first day of each calendar month of the term of this Lease. Rent shall be payable in lawful money of the United States to Landlord at the address of Landlord set forth in paragraph 23 below or to such other persons or at such other places as Landlord may from time to time designate in writing. Tenant's obligation to pay rent for any partial month shall be prorated on the basis of a thirty (30) day month.

           3.3 LATE PAYMENT CHARGE. If any installment of rent or any other sum due from Tenant is not received by Landlord within five (5) business days after the due date, Tenant shall pay to Landlord an additional sum equal to five percent (5%) of the amount overdue as a late charge, plus interest at the annual rate of ten percent (10%).

     4. SECURITY DEPOSIT. Upon execution of this Lease, Tenant shall deposit with Landlord in cash the sum of Thirty Seven Thousand Dollars ($37,000) (the "Deposit") as security for the faithful performance by Tenant of all of its obligations hereunder. If Tenant fails to pay rent or any other sums due hereunder (after notice and the right to cure as provided in paragraph 17), or otherwise defaults with respect to any provision of this Lease, Landlord may use, apply, or retain all or any portion of the Deposit for the payment of any rent or other sum in


                                          4.

default, or to compensate Landlord for the payment of any other sum which Landlord may become obligated to spend by reason of Tenant's default, or to compensate Landlord for any expenditure, loss or damage which Landlord may suffer thereby. If Landlord so uses or applies all or any portion of the Deposit, Tenant shall, within ten (10) days after written demand therefor, deposit with Landlord an amount in cash sufficient to restore the Deposit to the full amount hereinabove stated. Landlord shall not be required to keep the Deposit separate from its general funds. The Deposit, less any portion thereof which Landlord is entitled to retain, shall be returned without interest, to Tenant within thirty (30) days after the later of the expiration of the term hereof or the date on which Tenant vacates the premises.

     5.    TAXES.

           5.1 TENANT'S PERSONAL PROPERTY. Tenant shall pay directly to the charging authority prior to delinquency all taxes assessed against and levied upon Tenant's leasehold improvements, trade fixtures, furnishings, equipment and all other personal property and merchandise of Tenant situated in or about the premises.

           5.2   REAL PROPERTY TAXES.

                 (a) Tenant shall pay to Landlord all Real Property Taxes (as hereinafter defined) levied with respect to the premises. Tenant shall pay to Landlord all Real Property Taxes on or before the later of (1) twenty
     (20) days prior to delinquency thereof, or (2) ten (10) days after the date on which Tenant receives a copy of the tax bill or other reasonable evidence of the amount of Real Property Taxes due and payable by Tenant hereunder.

                 (b)   The term "Real Property Taxes" as used herein shall mean
     (i) all taxes, assessments, levies and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including all installments of principal and interest required to pay for any general or special assessments for public improvements, services or benefits and any increases resulting from reassessments caused by any new construction or change in valuation), now or hereafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed against or with respect to (a) the value, occupancy or use of the premises (as now constructed or as may at any time hereafter be constructed, altered or otherwise changed), (b) the fixtures, equipment and other real or personal property of Landlord that are an integral part of the premises, or
     (c) the use of the Outside Areas, public utilities, or energy within the premises; (ii) all charges, levies or fees imposed by reason of environmental regulation or other governmental control of the premises; and
     (iii) any new excise, transaction, sales, privilege, or other tax now or hereafter imposed upon Landlord as a result of this Lease.

                       If at any time during the lease term the taxation or assessment of the premises prevailing as of the Commencement Date shall be altered so that in lieu of or in addition to any Real Property Taxes described above there shall be levied, assessed or imposed (whether by reason of a change in the method of taxation or assessment, creation of a new tax or charge or any other cause) an alternate, substitute or additional


                                          5.

     tax or charge (i) on the value, use or occupancy of the premises, (ii) on or measured by the gross receipts, income or rentals from the premises, or on Landlord's business of leasing the premises, or (iii) computed in any manner with respect to the operation of the premises, then any such tax or charge, however designated, shall be included within the meaning of the term "Real Property Taxes" for purposes of this Lease.

                       Notwithstanding the foregoing, the term "Real Property Taxes" shall not include (1) estate, inheritance, transfer, gift or franchise taxes of Landlord or the federal or state income tax imposed on Landlord's income from all sources, or (2) during the initial ten (10) year term of this Lease that portion of any increase in Real Property Taxes assessed against the premises resulting solely from a reassessment following any change of ownership of the premises occurring during the initial ten (10) year term; provided that during any option extension period "Real Property Taxes" shall include, without limitation, the portion of any increase in Real Property Taxes resulting from a reassessment following a change of ownership of the premises occurring either during the initial term of this Lease or during the option extension period.

                 (c) Tenant's liability to pay Real Property Taxes shall be prorated on the basis of a 365-day year to account for any fractional portion of a fiscal tax year included in the lease term at the commencement or expiration of the term.

                 (d) Upon Tenant's reasonable request, Landlord shall appeal any tax assessment on Tenant's behalf at no charge to Tenant.

     6.    USE.

           6.1 PERMITTED USES. The premises shall be used and occupied only for the following purposes: administrative offices, bio-medical research and development, assembly, manufacturing, sales and for any lawful purposes incidental thereto which are permitted by applicable zoning ordinances, and for no other use or purpose without Landlord's prior written consent.

           6.2 COMPLIANCE WITH LAW. Tenant shall not use the premises or suffer or permit anything to be done in or about the premises which will in any way conflict with any law, statute, zoning restriction, ordinance or governmental law, rule, regulation, permit or requirement of duly constituted public authorities, covenants, easements and restrictions of record, permits or the requirements of any applicable fire insurance underwriting or rating bureau now or hereafter constituted relating in any manner to or affecting the condition, use or occupancy of the premises as may now or hereafter be in effect, including, without limitation, (i) the law commonly known as "The Americans With Disabilities Act" ("ADA"), (ii) laws pertaining to industrial hygiene and environmental conditions on, in, under or about the premises (including soil and groundwater conditions); and (iii) laws pertaining to the use, generation, manufacture, production, installation, maintenance, removal, transportation, storage, spill or release of any Hazardous Substances as hereinafter defined (collectively called "Applicable Law"). Tenant, at Tenant's sole expense, shall promptly comply with all Applicable Laws including, without limitation, capital improvements required as a result of Tenant's particular use of the premises or as a result of improvements undertaken by Tenant to the premises. Notwithstanding the


                                          6.

foregoing, capital improvements (including, without limitation, capital improvements required by ADA) not required as a result of Tenant's particular use of the premises or as a result of improvements undertaken by Tenant to the premises shall be Landlord's responsibility. Tenant shall pay Landlord as additional rent on the first day of each month an amount equal to the monthly cost of such improvements if the cost of such improvements were amortized in accordance with standard accounting practice together with interest on the unamortized balance at the Bank of America reference rate at the time such improvements are constructed plus 2% per annum. Tenant shall, within five (5) business days after receipt of Landlord's written request, provide Landlord with copies of all documents and information, including, but not limited to, permits, registrations, applications, reports and certificates, evidencing Tenant's compliance with any Applicable Law specified by Landlord, and shall immediately upon receipt, notify Landlord in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving failure by Tenant or the premises to comply with any Applicable Law.

           6.3 RESTRICTIONS ON USE. Tenant shall not use or permit the use of the premises in any manner that will tend to create waste on the premises or constitute a nuisance to, or disturb the quiet enjoyment of, any other occupant or user of the Building or any adjoining building. Tenant shall not use any apparatus, machinery or other equipment in or about the premises that may cause substantial noise or vibration or overload existing electrical systems, or otherwise place any unusual loads upon the floors, walls or ceilings of the premises which may overload the premises or jeopardize the structural integrity of the Building or any part thereof. Tenant shall not make any penetrations of the roof or exterior of the Building without the prior written approval of Landlord. No materials or articles of any nature shall be stored upon any portion of the Outside Areas unless located within an enclosure approved by Landlord which complies with the reasonable rules and regulations issued by Landlord from time to time; provided, however, that Tenant shall have the right to place a back-up generator and a portable storage trailer on the Outside Area so long as Tenant complies with all Applicable Law with respect thereto. Tenant shall not cause or permit any toxic wastes or by-products or other harmful chemicals to be discharged into the plumbing or sewage system of the Building or onto the land underlying or adjacent to the Building. Tenant shall neutralize, by filtering or otherwise, all acidic, oily or otherwise toxic fumes or wastes generated by Tenant's activities on the premises.

           6.4   HAZARDOUS SUBSTANCES.

                 (a) REPORTABLE USES REQUIRE CONSENT. The term "Hazardous Substance" as used in this Lease shall mean any product, substance, chemical, material or waste whose presence, nature, quantity and/or intensity of existence, use, manufacture, disposal, transportation, spill, release or effect, either by itself or in combination with other materials is either: (i) potentially injurious to the public health, safety or welfare, the environment or the premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for liability of Landlord to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substance shall include, but not be limited to any "hazardous substance" as defined in Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act. Tenant shall not engage in any activity in, on or about the Premises which constitutes a Reportable


                                          7.

     Use (as hereinafter defined) of Hazardous Substances without the express prior written consent of Landlord and compliance in a timely manner (at Tenant's sole cost and expense) with all Applicable Law. Tenant may give Landlord notice of such use, and seek such consent, concurrently with Tenant's periodic submission to the local fire department or other governmental authority to which Tenant must report such use. "Reportable Use" shall mean: (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority. Reportable Use shall also include Tenant's being responsible for the presence in, on or about the premises of a Hazardous Substance with respect to which any Applicable Law requires that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Tenant may, without Landlord's prior consent, but in compliance with all Applicable Law, use any ordinary and customary materials reasonably required to be used by Tenant in the normal course of Tenant's business permitted on the premises, so long as such use is not a Reportable Use and does not expose the premises or neighboring properties to any meaningful risk of contamination or damage or expose Landlord to any liability therefor. In addition, Tenant may (but without any obligation to do so) condition its consent to the use or presence of any Hazardous Substance, activity or storage tank by Tenant upon Tenant's giving Landlord such additional assurances as Landlord, in its reasonable discretion, deems necessary to protect itself, the public, the premises and the environment against damage, contamination or injury and/or liability therefrom or therefor, including, but not limited to, the installation (and removal on or before Lease expiration or earlier termination) of reasonably necessary protective modifications to the premises (such as concrete encasements) and/or the deposit of an additional Security Deposit under paragraph 4 hereof.

                 (b) DUTY TO INFORM. If either party knows, or has reasonable cause to believe, that a Hazardous Substance, or a condition involving or resulting from same, has come to be located in, on, under or about the premises, other than as previously consented to by Landlord and Tenant, such party shall immediately give written notice of such fact to the other party. Each party shall also immediately give the other party a copy of any statement, report, notice, registration, application, permit, business plan, license, claim, action or proceeding given to, or received from, any governmental authority or private party, or persons entering or occupying the premises, concerning the presence, spill, release, discharge of, or exposure to, any Hazardous Substance or contamination in, on, or about the premises, including but not limited to all such documents as may be involved in any Reportable Uses involving the premises.

                 (c) INDEMNIFICATION BY TENANT. Tenant shall be solely responsible for and indemnify, protect, defend and hold Landlord, its agents, employees and the premises, harmless from and against any and all loss of rents and/or damages, losses, liabilities, judgments, costs, claims, liens, expenses, penalties, permits and attorney's and consultant's fees arising out of or involving any Hazardous Substance or storage tank brought on the premises by or for Tenant or under Tenant's control, (hereinafter referred to as "Claims") including, but not limited to, the effects of any contamination or injury to


                                          8.

     person, property or the environment, and the cost of investigation (including consultant's and attorney's fees and testing), removal, remediation, restoration and/or abatement thereof, or of any contamination therein involved. Tenant shall reimburse Landlord for: (i) losses in or reductions to rental income resulting from Tenant's use, storage, or disposal of Toxic Materials; and (ii) all costs of refitting or other alternations to the premises necessitated by Tenant's use, storage, or disposal of Toxic Materials including, without limitation, alterations required to accommodate an alternate use of the premises. Tenant agrees to defend all Claims on behalf of Landlord with counsel reasonably acceptable to Landlord, and to pay all fees, costs, damages, or expenses relating to or arising out of any Claim including reasonable attorneys' fees and costs. Tenant shall further be solely responsible for and shall indemnify, defend, and hold Landlord and its agents harmless from and against all Claims, including reasonable attorneys' fees and costs, arising out of or in connection with any removal, clean-up, or restoration work which is required by any government agency having jurisdiction and which arises from Tenant's storage, use, or disposal of Toxic Materials on the premises during its tenancy. Tenant's obligations hereunder shall survive the termination of this Lease. No termination, cancellation or release agreement entered into by Landlord and Tenant shall release Tenant from its obligations under this Lease with respect to Hazardous Substances or storage tanks, unless specifically so agreed by Landlord in writing at the time of such agreement.

                 (d) INDEMNIFICATION BY LANDLORD. Landlord shall be solely responsible for and indemnify, protect, defend and hold Tenant and its agents and employees harmless from and against any and all damages, liabilities, judgments, costs, claims, liens, expenses, penalties, permits and attorney's and consultant's fees arising out of or involving any Hazardous Substance brought on the premises by or for Landlord or under Landlord's control, (hereinafter referred to as "Claims") including, but not limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Landlord. Landlord agrees to defend all Claims on behalf of Tenant with counsel acceptable to Tenant and to pay all fees, costs, damages, or expenses relating to or arising out of any Claim including attorneys' fees and costs. Landlord's obligations hereunder shall survive the termination of this Lease. No termination, cancellation or release agreement entered into by Landlord and Tenant shall release Landlord from its obligations under this Lease with respect to Hazardous Substances unless specifically so agreed by Tenant in writing at the time of such agreement.

     7.    MAINTENANCE AND REPAIRS.

           7.1 LANDLORD'S OBLIGATIONS. Landlord shall keep in good condition, order, and repair the foundation of the Building and the exterior roof of the Building (except that Tenant shall repair at Tenant's expense any damage caused by Tenant's activities on the roof, including, but not limited to, the installation of air conditioning equipment and/or duct work, or other roof penetrations, and improper flashing or caulking, and any damage to exposed air conditioning equipment and duct work installed by or for Tenant). Landlord shall exercise reasonable diligence in performing such repairs as soon as practicable. However, Landlord shall have no obligation to make repairs under this paragraph until a reasonable time after Landlord has reasonable knowledge of the need for such repairs, or after Landlord's receipt of written


                                          9.

notice from the Tenant of the need for such repairs. Except as otherwise specifically provided herein, there shall be no abatement of rent or other sums payable by Tenant prior to or during any repairs by Tenant or Landlord. Tenant shall pay Landlord upon demand as additional rent an amount equal to the cost incurred by Landlord under this paragraph 7.1; provided, however, that the cost of any capital improvements shall be amortized over such period as Landlord shall reasonably determine together with interest on the unamortized balance at the Bank of America reference rate at the time such improvements are constructed plus 2% per annum.

           7.2 TENANT'S OBLIGATIONS. Tenant shall, at Tenant's expense, keep in good and safe condition, order and repair the premises and every part thereof, including, without limitation, all plumbing, heating, air conditioning, ventilating, fire sprinklers, electrical and lighting facilities, systems, appliances and equipment within the Premises; fixtures, exterior and interior walls, floors, ceilings, windows, doors, entrances, all glass (including plate glass) and skylights located within the premises. In keeping the premises in good and safe condition, order and repair, Tenant shall exercise and perform good maintenance practices. Specifically, and not by way of limitation, Tenant shall at its expense maintain in full force at all times during the term of this
Lease: (i) a heating, ventilating and air conditioning ("HVAC") systems preventive maintenance contract covering all HVAC systems servicing the premises, which shall provide for and include, without limitation, replacement of filters, oiling and lubricating of machinery, parts replacement, adjustment of drive belts, oil changes, weather proofing of all exposed HVAC equipment and ducts, and other preventive maintenance; (ii) a service contract for the washing of all windows of the premises (both interior and exterior surfaces) which provides for the periodic washing of all such windows (iii) a fire sprinkler system, water flow and smoke alarm preventative maintenance contract covering all sprinkler and smoke alarm systems services on the premises; and (iv) a landscape maintenance agreement providing for the maintenance of the landscaping and paved areas. All such agreements shall be with qualified service companies or contractors satisfactory to both Landlord and Tenant and shall provide that the services are performed on a regular basis satisfactory to both Landlord and Tenant. All repairs required to be made shall be made promptly with new materials of like kind and quality. Tenant shall not cause or permit any Hazardous Substance to be spilled or released in, on, under or about the premises (including through the plumbing or sanitary sewer system) and shall promptly, at Tenant's expense, take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of, the premises, the elements surrounding same, or neighboring properties, that was caused or materially contributed to by Tenant, or pertaining to or involving any Hazardous Substance and/or storage tank brought onto the premises by or for Tenant or under its control.

           7.3 MAINTENANCE OF OUTSIDE AREAS. Tenant shall maintain and repair, at Tenant's expense, the Outside Areas, together with all facilities and improvements now or hereafter located thereon, and together with all street improvements or other improvements adjacent thereto as may be required from time to time by governmental authority, including, without limitation, the following:
(a) landscaping maintenance and replacement; (b) cleaning and repairing concrete walkways and patios; (c) sweeping and repairing paved parking areas; (d) operating and maintaining all directional and security lighting, if any; (e) maintaining all directional and security signs; (f) furnishing water for landscaping; (g) pest control service; and (h) rental or depreciation on maintenance and operating machinery. Such areas shall be


                                         10.

maintained by Tenant at all times in a first class condition. Notwithstanding the foregoing, Landlord shall be responsible for repaving the parking areas and Tenant shall pay Landlord as additional rent on the first day of each month an amount equal to the cost thereof amortized in accordance with standard accounting practice together with interest on the unamortized balance at the Bank of America reference rate at the time such work is undertaken plus 2% per annum.

     8.    ALTERATIONS.

           8.1 LANDLORD'S CONSENT REQUIRED. Tenant shall not, without Landlord's prior written consent, which shall not be unreasonably withheld or delayed, make any alterations, improvements, additions or utility installations (collectively called "alterations") in, on or about the premises, except for nonstructural alterations which do not decrease the value of the premises and which in each case do not exceed Ten Thousand Dollars ($10,000) in cost. Any non-structural alteration which exceeds the cost of Ten Thousand Dollars ($10,000), and any structural alteration, shall require Landlord's prior written approval. As used in this paragraph 8.1, the term "utility installation" means power panels, wiring, fluorescent fixtures, space heaters, conduits, air conditioning and plumbing. If Tenant uses a contractor other than Vance M. Brown & Sons, Inc. and the improvements are structural or cost more than Twenty Five Thousand Dollars ($25,000), prior to construction or installation of any alterations which require Landlord's prior written approval, Landlord may require Tenant to provide Landlord, at Tenant's expense, a lien and completion bond in an amount equal to the estimated cost of such alterations, to insure Landlord against any liability for mechanic's and materialmen's liens and to insure completion of the work. Should Tenant make any alterations which require Landlord's prior written consent without obtaining such prior written consent, Tenant shall upon demand by Landlord immediately remove the same and restore the premises to its original condition before such alterations, all at Tenant's expense.

           8.2 PLANS AND PERMITS. Any alterations which Tenant shall desire to make in or about the premises and which require the prior written consent of Landlord shall be presented to Landlord in written form, with proposed detailed plans and specifications therefor prepared at Tenant's sole expense. Landlord shall give its written approval or disapproval thereof within ten (10) working days after receipt by Landlord. If Landlord fails to give its written approval or disapproval within said period of ten (10) working days, such alterations shall be deemed approved by Landlord. Any consent by Landlord thereto shall be deemed conditioned upon Tenant's acquisition of all permits required to make such alteration from all appropriate governmental agencies, the furnishing of copies thereof to Landlord prior to commencement of the work, and the compliance by Tenant with all conditions of said permits in a prompt and expeditious manner, all at Tenant's sole expense. Upon completion of any such alteration, Tenant, at Tenant's sole cost, shall immediately deliver to Landlord "as-built" plans and specifications therefor, or written confirmation that the alteration has been completed consistent with the detailed plan previously provided to Landlord.

           8.3 CONSTRUCTION WORK DONE BY TENANT. All construction work required or permitted to be done by Tenant shall be performed by a licensed contractor in a prompt, diligent, and good and workmanlike manner and shall conform in quality and design with the premises existing as of the date of delivery of possession to Tenant, and shall not diminish the value of the Building. In addition, all such construction work shall be performed in compliance with all


                                         11.

applicable statutes, ordinances, regulations, codes and orders of governmental authorities and insurers of the premises. Tenant or its agents shall secure all licenses and permits necessary therefor. Work, once started, shall be diligently pursued through to completion in accordance with the plans and specifications approved by Landlord. No changes shall be made to such plans and specifications as approved without the prior approval of Landlord.

           8.4 ROOF REPAIRS. All installation of air conditioning equipment and duct work requiring penetration of the roof shall be properly flashed and caulked. Any electrical or refrigeration conduits or other piping or materials installed by Tenant in the Building shall be installed beneath the surface of the roof (and not on the surface of the roof), and Tenant shall thereafter repair and reroof the affected portions of the roof surface. Any equipment placed by Tenant on the roof shall be elevated and supported by Tenant so as not to inhibit drainage or Landlord's repair of the roof pursuant to paragraph 7.1.

           8.5 TITLE TO ALTERATIONS. Unless Landlord requires the removal thereof as set forth in paragraphs 8.1 or 8.6, any alterations which may be made on the premises, shall become the property of Landlord upon installation or construction thereof on the premises and shall remain upon and be surrendered with the premises at the expiration or sooner termination of the term of this Lease. Without limiting the generality of the foregoing, all heating, lighting, electrical (including all wiring, conduits, main and subpanels), air conditioning, partitioning, drapery, and carpet installations made by Tenant, regardless of how affixed to the premises, together with all other alterations that have become an integral part of the premises, shall be and become the property of Landlord upon installation, and shall not be deemed trade fixtures, and shall remain upon and be surrendered with the premises at the expiration or sooner termination of this Lease. Notwithstanding the provisions of this paragraph 8.5, Tenant's furnishings, trade fixtures, machinery and equipment, other than that which is affixed to the premises so that it cannot be removed without material damage to the premises, shall remain the property of Tenant and may be removed by Tenant, provided Tenant at Tenant's expense immediately after removal repairs any damage to the premises caused thereby.

           8.6 REMOVAL OF ALTERATIONS. Except with respect to the initial improvements being constructed by Tenant in accordance with paragraph 31, at the time that Landlord consents to any alterations which require Landlord's prior written consent pursuant to paragraph 8.1 above, or within fourteen (14) days after the date on which Tenant informs Landlord in writing of alterations which do not require Landlord's prior written consent pursuant to paragraph 8.1 above, Landlord may elect, by written notice to Tenant, to require Tenant to remove any alterations that Tenant has made to the premises and to restore the premises as hereinafter provided. If Landlord so elects, Tenant shall, at its sole expense, upon expiration of the lease term or within twenty (20) days after any sooner termination thereof, remove such alterations, repair any damage occasioned thereby, and restore the premises to the condition existing as of the Commencement Date or such other condition as may reasonably be designated by Landlord in its election. The obligations of Tenant set forth in this paragraph shall survive the termination of this Lease.

     9. MECHANICS' LIENS. Tenant shall pay when due all claims for labor or materials furnished to or for Tenant at or for use in the premises, which claims are or may be secured by any mechanic's or material man's lien against the premises or any interest therein. Tenant shall


                                         12.

give Landlord notice of the date of commencement of any work in the premises not less than ten (10) days prior thereto, and Landlord shall have the right to post notices of non-responsibility or similar notices in or on the premises in connection therewith. If any such liens are filed, Landlord may, without waiving its rights and remedies based on such breach by Tenant and without releasing Tenant from any obligations, cause such liens to be released by any means it deems proper, including payment in satisfaction of the claim giving rise to such lien. Landlord may take such action no sooner than five (5) business days after giving Tenant written notice of its election to do so. Tenant shall pay to Landlord upon demand any sum paid by Landlord to remove such liens together with Landlord's costs and attorneys' fees and interest at the rate of ten percent (10%) per annum from the date of payment.

     10. UTILITIES; SECURITY SERVICES. Tenant shall pay when due directly to the charging authority all charges for water, gas, electricity, telephone, refuse pickup, janitorial services and all other utilities and services supplied or furnished to the premises during the term of this Lease, together with any taxes thereon. In no event shall Landlord be liable to Tenant for interruption of Tenant's business due to failure or interruption of any such utilities or services, unless caused by the negligence or willful misconduct of Landlord. Landlord shall not be responsible for providing security guards or other security protection for all or any portion of the premises, and Tenant may at its own expense provide or obtain such security services as Tenant may desire to ensure the safety of the premises.

     11.   INDEMNITY.

           11.1 TENANT INDEMNIFICATION OF LANDLORD. Tenant hereby indemnifies Landlord and holds Landlord harmless from and against any and all claims for damage, loss, expense or liability due to, but not limited to, bodily injury, including death resulting at any time therefrom, and/or property damage, now or hereafter arising from any act, work or things done or permitted to be done or otherwise suffered, or any omission in or about the premises, by Tenant or by any of Tenant's agents, employees, contractors or invitees, or from any breach or default by Tenant in the performance of any obligation on the part of Tenant to be performed under the terms of this Lease, except to the extent such damage, loss, expense or liability is caused by the negligence or willful misconduct of Landlord or its employees or agents or by any breach by Landlord of its obligations hereunder. Tenant shall also indemnify Landlord from and against all damage, loss, expense (including, without limitation, reasonable attorneys' fees), and liability incurred or suffered by Landlord in the defense of or arising out of or resulting from any such claim or any action or proceeding brought thereon. In the event any action or proceeding shall be brought against Landlord by reason of any such claim, Tenant upon notice from Landlord shall defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord. The obligations of Tenant contained in this paragraph shall survive the termination of this Lease.

           11.2 LANDLORD INDEMNIFICATION OF TENANT. Landlord hereby indemnifies Tenant and holds Tenant harmless from and against any and all claims for damage, loss, expense or liability due to, but not limited to, bodily injury, including death resulting at any time therefrom, and/or property damage, now or hereafter arising from any act, work or things done or permitted to be done or otherwise suffered, or any omission in or about the premises, by Landlord or by any of Landlord's agents, employees, contractors or invitees, or from any breach or default by Landlord in the performance of any obligation on the part of Landlord to be


                                         13.

performed under the terms of this Lease, except to the extent such damage, loss, expense or liability is caused by the negligence or willful misconduct of Tenant or its employees or agents or by any breach by Tenant of its obligations hereunder; provided, however, that Landlord shall not be liable for (i) any injury to Tenant's business or any loss of income therefrom; or (ii) any property damage to Tenant's personal property on the premises resulting from Landlord's performance of, or failure to perform, its maintenance and repair obligations hereunder. Landlord shall also indemnify Tenant from and against all damage, loss, expense (including, without limitation, reasonable attorneys' fees), and liability incurred or suffered by Landlord in the defense of or arising out of or resulting from any such claim or any action or proceeding brought thereon. In the event any action or proceeding shall be brought against Tenant by reason of any such claim, Landlord upon notice from Tenant shall defend the same at Landlord's expense by counsel reasonably satisfactory to Tenant. The obligations of Landlord contained in this paragraph shall survive the termination of this Lease.

     12. WAIVER OF CLAIMS. Tenant hereby waives any claims against Landlord for injury to Tenant's business or any loss of income therefrom or for damage to the goods, wares, merchandise or other property of Tenant, or for injury or death of Tenant's agents, employees, invitees, or any other person in or about the premises regardless of whether the same results from conditions existing upon the premises or from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Tenant; however, such waiver shall not apply to claims arising from Landlord's negligence or willful misconduct.

     13.   INSURANCE.

           13.1 TENANT'S LIABILITY INSURANCE. Tenant shall, at Tenant's expense, obtain and keep in force during the term of this Lease a policy of comprehensive public liability insurance insuring Landlord and Tenant against any liability arising out of the condition, use, occupancy or maintenance of the premises. Such policy of insurance shall have a combined single limit for both bodily injury and property damage in an amount not less than Three Million Dollars ($3,000,000). No more often than every five years, Landlord may require Tenant to increase the amount of such coverage if, in Landlord's opinion, the amount of such coverage is no longer equal to prevailing standards. The policy shall contain cross-liability endorsements and shall insure performance by Tenant of the indemnity provisions of paragraph 11. The limits of said insurance shall not, however, limit the liability of Tenant hereunder.

           13.2 LANDLORD'S LIABILITY INSURANCE. Landlord may maintain a policy or policies of comprehensive general liability insurance insuring Landlord (and such other persons as may be designated by Landlord) against liability for personal injury, bodily injury or death, and damage to property occurring or resulting from an occurrence in, on or about the premises with a combined single limit of not less than Three Million Dollars ($3,000,000), or such greater coverage as Landlord may from time to time determine is reasonably necessary for Landlord's protection.


                                         14.

           13.3  PROPERTY INSURANCE.

                 (a) Landlord shall obtain and keep in force during the term of this Lease a policy or policies of insurance covering loss or damage to the premises, but excluding coverage of merchandise, fixtures, equipment and leasehold improvements of Tenant which are not considered part of the real estate for insurance purposes, in the amount of the full replacement value thereof, providing protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended perils (all risk), including boiler and machinery coverage and an inflation endorsement, and, at Landlord's option, flood and earthquake. In addition, Landlord shall obtain and keep in force, during the term of this Lease, a policy of rental loss insurance commencing on the date of loss, with proceeds payable to Landlord, which insurance may also cover all Real Property Taxes, insurance premiums, and other sums payable by Tenant to Landlord hereunder for said period. The insurance coverage may include sprinkler leakage insurance if the Building contains fire sprinklers. Tenant shall have no interest in or right to the proceeds of any such insurance carried by Landlord.

                 (b) Tenant shall, at Tenant's sole expense, obtain and keep in force during the term of this Lease, a policy of fire and extended coverage insurance including a standard "all risk" endorsement, and a sprinkler leakage endorsement, insuring the inventory, fixtures, equipment, personal property, and leasehold improvements and alterations of Tenant within the premises for the full replacement value thereof, as the same may increase from time to time due to inflation or otherwise. The proceeds from any of such policies shall be used for the repair or replacement of such items so insured and Landlord shall have no interest in the proceeds of such insurance.

           13.4 PAYMENT. Tenant shall pay to Landlord, during the term hereof, within ten (10) days of presentation of an invoice by Landlord, the premiums for the insurance obtained by Landlord pursuant to paragraphs 13.2 and 13.3(a); provided, however, that Tenant shall pay fifty percent (50%) of the cost of the premium for earthquake insurance, not to exceed $5,000 per year during the first five years of the lease term, $10,000 per year during the second five years of the lease term and $15,000 during the option period. Notwithstanding the foregoing, Landlord may obtain liability insurance and property insurance for the premises separately, or together with other buildings and improvements under blanket policies of insurance. In the latter case, Tenant shall be liable for only such portion of the premiums for such blanket policies as are allocable to the premises, as reasonably determined by the insurer or Landlord. If the term of this Lease does not expire concurrently with the expiration of the period covered by such insurance, Tenant's liability for premiums shall be prorated on an annual basis.

           13.5 INSURANCE POLICIES. The insurance required to be obtained by Tenant pursuant to paragraphs 13.1 and 13.3(b) shall be primary insurance and
(i) shall provide that the insurer shall be liable for the full amount of the loss up to and including the total amount of liability set forth in the declarations without the right of contribution from any other insurance coverage of Landlord, (ii) shall be in a form satisfactory to Landlord, and (iii) shall be carried with recognized companies admitted to do business in California. The policy or policies, or duly executed certificates for them, shall be deposited with Landlord on or prior to the Commencement Date. Each policy shall provide for at least thirty (30) days prior written notice


                                         15.

to Landlord of cancellation, non-renewal, or modification. At least thirty (30) days before the expiration of any required insurance policy, Tenant shall furnish Landlord with proof that a new policy has been issued, continuing in force the insurance covered by the policy which is expiring. At the same time Tenant shall furnish Landlord with reasonable evidence that all premiums for any such new policy have been paid. Tenant shall not do or permit to be done anything which shall invalidate any of the insurance policies referred to in paragraphs 13.1, 13.2, and 13.3. Tenant shall indemnify and hold Landlord free and harmless from and against any damage, loss, or liability which Landlord may suffer or incur as a result of the non-renewal or cancellation of any insurance coverage which Tenant is required to carry by the provisions of this Lease.

           13.6 WAIVER OF SUBROGATION Tenant and Landlord each hereby waives any and all rights of recovery against the other, or against the officers, employees, agents and representatives of the other, for loss of or damage to the property of the waiving party or the property of others under its control, where such loss or damage is insured against under any insurance policy carried by Landlord or Tenant and in force at the time of such loss or damage. Tenant and Landlord shall, upon obtaining the policies of insurance required hereunder, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease. Landlord and Tenant shall use their reasonable best efforts to have their respective insurance companies waive any rights of subrogation that such companies may have against Landlord or Tenant, as the case my be.

           13.7 NO LIMITATION OF LIABILITY Landlord makes no representation that the limits of liability specified to be carried by Tenant or Landlord under the terms of this Lease are adequate to protect any party. If Tenant believes that the insurance coverage required under this Lease is insufficient to adequately protect Tenant, Tenant shall provide, at its own expense, such additional insurance as Tenant deems adequate.

     14.   DAMAGE OR DESTRUCTION


           14.1 PARTIAL DAMAGE-INSURED. Subject to the provisions of paragraphs 14.3 and 14.4, if the premises or the Building, as the case may be, are damaged to the extent of less than fifty percent (50%) of the then replacement value thereof (excluding excavations and foundations with respect to the Building) and such damage was caused by an act or casualty covered under an insurance policy required to be maintained pursuant to paragraph 13.3(a), Landlord shall cause such damage to be repaired as soon as reasonably possible and this Lease shall continue in full force and effect.

           14.2 PARTIAL DAMAGE-UNINSURED. Subject to the provisions of paragraphs 14.3 and 14.4, if at any time during the term hereof the premises or the Building, as the case may be, are damaged, and such damage was caused by an act or casualty not covered under an insurance policy required to be maintained by Landlord pursuant to paragraph 13.3(a), Landlord may at Landlord's option either (i) repair such damage as soon as reasonably possible at Landlord's expense, in which event this Lease shall continue in full force and effect, or
(ii) give written notice of termination of this Lease to Tenant within thirty
(30) days after the date of the occurrence of such damage, with the effective date of such termination to be the date of the occurrence of such damage. In the event Landlord gives such notice of termination of this Lease, Tenant shall have the right, within ten (10) days after receipt of such notice, to agree in writing


                                         16.

on a basis satisfactory to Landlord to pay for the entire cost of repairing such damage in which event the notice of termination shall be ineffective and this Lease shall continue in full force and effect, and Landlord shall proceed to make such repairs as soon as reasonably possible. If Tenant does not give such notice within such ten (10) day period this Lease shall be terminated pursuant to such notice of termination by Landlord. Notwithstanding Landlord's election to repair such damage, Tenant shall have the right to terminate this Lease in the event that the repair of the damage covered by this paragraph 14.2 can not in Landlord's reasonable judgment be expected to be completed within two hundred and seventy (270) days from the date of such damage. Tenant may exercise such right only by written notice to Landlord delivered within thirty (30) days after the date of the occurrence of such damage. Tenant shall also have the right to terminate this lease in the event that the repair of the damage covered by this paragraph 14.2 is not actually completed by the later of: (i) three hundred and sixty days from the date of such damage; or (ii) seventy-five (75) days following the date Landlord has notified Tenant it expects to complete such repairs. Tenant may exercise such right only by written notice to Landlord delivered within thirty (30) days after the date its right to terminate arises.

           14.3 TOTAL DESTRUCTION. If at any time during the term hereof either the premises or the Building is destroyed to the extent of fifty percent (50%) or more of the then replacement value thereof (excluding excavations and foundations with respect to the Building), from any cause, whether or not covered by the insurance maintained by Landlord pursuant to paragraph 14.3(a), this Lease shall at the option of either Landlord or Tenant terminate as of the date of such destruction. The right to terminate this Lease may be exercised within thirty (30) days after the date that Tenant notifies Landlord of the occurrence of such damage. In the event that neither party elects to terminate this Lease, Landlord shall at Landlord's expense repair such damage as soon as reasonably possible, and this Lease shall continue in full force and effect.

           14.4 DAMAGE NEAR END OF TERM. If the premises or the Building, as the case may be, is destroyed or damaged in whole or in part to the extent of One Hundred Thousand Dollars ($100,000) or more, whether from an insured or uninsured casualty, during the last six (6) months of the term of this Lease, Landlord or Tenant may cancel and terminate this Lease as of the date of occurrence of such damage by giving written notice to the other party of its election to do so within thirty (30) days after the date of occurrence of such damage. This paragraph 14.4 shall not apply during the last six (6) months of the initial term in the event that Tenant has validly exercised its option to renew in accordance with paragraph 2.3 above.

           14.5 ABATEMENT OF RENT. Notwithstanding anything to the contrary contained in paragraph 3 or elsewhere in this Lease, if the premises are partially damaged and Landlord repairs or restores them pursuant to the provisions of this paragraph 14, the rent, including Tenant's obligation to pay Real Property Taxes and insurance premiums, payable hereunder for the period commencing on the occurrence of such damage and ending upon completion of such repair or restoration shall be abated in proportion to the extent to which Tenant's use of the premises is impaired during the period of repair; provided that nothing herein shall be construed to preclude Landlord from being entitled to collect the full amount of any rental loss insurance proceeds. Except for abatement of rent, if any, Tenant shall have no claim against Landlord for any damage suffered by reason of any such damage, destruction, repair or restoration.


                                         17.

           14.6 TENANT'S PROPERTY. Landlord's obligation to rebuild or restore shall not include restoration of Tenant's trade fixtures, equipment, merchandise, or any improvements, alterations or additions made by Tenant to the premises.

           14.7 NOTICE OF DAMAGE. Tenant shall notify Landlord within ten (10) days after the occurrence thereof of any damage to all or any portion of the premises. In no event shall Landlord have any obligation to repair or restore the premises pursuant to this paragraph 14 until a reasonable period of time after Landlord has reasonable knowledge of the need for such repairs or after Landlord's receipt of notice from Tenant of the nature and scope of any damage to the premises, and a reasonable period of time to collect insurance proceeds arising from such damage (unless such damage is clearly not covered by insurance then in effect covering the premises), not to exceed one hundred and eighty
(180) days.

           14.8 REPLACEMENT COST. The reasonable determination in good faith by Landlord of the estimated cost of repair of any damage or of the replacement cost shall be conclusive for purposes of this paragraph 14, unless Tenant can show otherwise.

           14.9 HAZARDOUS SUBSTANCE CONDITIONS. If a Hazardous Substance Condition occurs, unless Tenant is legally responsible therefor (in which case Tenant shall make the investigation and remediation thereof required by Applicable Law and this Lease shall continue in full force and effect, but subject to Landlord's rights under paragraph 17), Landlord may at Landlord's option either: (i) investigate and remediate such Hazardous Substance Condition, if required, as soon as reasonably possible at Landlord's expense, in which event this Lease shall continue in full force and effect, or (ii) if the estimated cost to investigate and remediate such condition exceeds six (6) times the then monthly Base Rent or $100,000, whichever is greater, give written notice to Tenant within thirty (30) days after receipt by Landlord of knowledge of the occurrence of such Hazardous Substance Condition of Landlord's desire to terminate this Lease as of the date sixty (60) days following the giving of such notice. In the event Landlord elects to give such notice of Landlord's intention to terminate this Lease, Tenant shall have the right within ten (10) days after the receipt of such notice to give written notice to Landlord of Tenant's commitment to pay for the investigation and remediation of such Hazardous Substance Condition totally at Tenant's expense and without reimbursement from Landlord except to the extent of an amount equal to six (6) times the then monthly Base Rent or $100,000, whichever is greater. Tenant shall provide Landlord with the fund required of Tenant or satisfactory assurance thereof within thirty (30) days following Tenant's said commitment.
In such event this Lease shall continue in full force and effect, and Landlord shall proceed to make such investigation and remediation as soon as reasonably possible and the required funds are available. If Tenant does not give such notice and provide the required funds or assurance thereof within the times specified above, this Lease shall terminate as of the date specified in Landlord's notice of termination. If a Hazardous Substance Condition occurs for which Tenant is not legally responsible there shall be abatement of Tenant's obligations under this Lease to the same extent as provided in paragraph 14.5 for a period of not to exceed twelve (12) months. "Hazardous Substance Condition" shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance in, on or under the premises.


                                         18.

           14.10 WAIVER OF STATUTES. The terms of this Lease shall govern the effect of any damage to or destruction of the Premises with respect to the termination of this Lease. Landlord and Tenant hereby waive the provisions of any present or future statute to the extent inconsistent herewith.

     15.   CONDEMNATION.

           15.1 PARTIAL TAKING. Subject to the provisions of paragraph 15.2, if part of the premises is taken for any public or quasi-public use, under any statute or right of eminent domain (collectively a "taking"), and a part of the premises remains which is reasonably suitable for Tenant's continued occupancy for the uses permitted by this Lease, this Lease shall, as to the part so taken, terminate as of the date the condemnor or purchaser takes possession of the property being taken, and the rent payable hereunder shall be reduced based upon the extent to which the partial taking shall interfere with the business carried on by Tenant on the premises. Landlord shall, at its own cost and expense, make all necessary repairs or alterations to the premises in order to make the portion of the premises not taken a complete architectural unit; provided, however, that Landlord shall not be required to repair or restore any injury or damage to the property of Tenant or to make any repairs or restoration of any alterations, additions, fixtures or improvements installed on the premises by or at the expense of Tenant.

           15.2 TOTAL TAKING. If twenty percent (20%) or more of the floor area of the Building is taken, or more than fifty percent (50%) of the land area is taken, or such part thereof is taken so that there does not remain a portion of the premises suitable for Tenant's continued occupancy for the uses permitted hereunder, such taking shall be treated as a total taking and this Lease shall terminate upon the date possession shall be taken by the condemning authority.

           15.3 DISTRIBUTION OF AWARD. If a part or all of the premises is taken, all compensation awarded upon such taking shall belong to and be paid to Landlord, except that Tenant shall receive from the award a sum attributable to Tenant's improvements or alterations made to the premises by Tenant at Tenant's expense with Landlord's consent in accordance with this Lease which Tenant has the right to remove from the premises pursuant to the provisions of this Lease, but elects not to remove; or, if Tenant elects to remove any such improvements or alterations made to the premises at Tenant's expense, Tenant shall receive a sum for reasonable removal and relocation costs not to exceed the market value of such improvements or alterations on the date possession of the premises is taken. Notwithstanding the foregoing, Tenant shall have the right to seek a claim against the taking authority for interruption of or damage to its business and loss of business goodwill.

           15.4 SALE UNDER THREAT OF CONDEMNATION. A sale by Landlord to any authority having the power of eminent domain, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed a taking under the power of eminent domain for purposes of this paragraph 15.

           15.5 WAIVER OF STATUTES. The terms of this Lease shall govern the effect of any taking of the premises. Landlord and Tenant hereby waive the provisions of any present or future statute to the extent inconsistent herewith.


                                         19.

     16.   ASSIGNMENT AND SUBLETTING.

           16.1 LANDLORD'S CONSENT REQUIRED. Tenant shall not assign this Lease, or any interest therein, voluntarily or involuntarily, and shall not sublet the premises or any part thereof, or any right or privilege appurtenant thereto, or suffer any other person (the agents and servants of Tenant excepted) to occupy or use the premises, or any portion thereof, without the prior written consent of Landlord in each instance pursuant to the terms and conditions set forth below, which consent shall not be unreasonably withheld or delayed.

           16.2 DOCUMENTATION. Prior to any assignment or sublease which Tenant desires to make, Tenant shall provide to Landlord: (i) the name and address of the proposed assignee or sublessee, (ii) true and complete copies of all documents relating to Tenant's prospective agreement to assign or sublease,
(iii) such other information as may be reasonably requested by Landlord, and
(iv) a document signed by Tenant and the proposed assignee or sublessee specifying to Landlord's reasonable satisfaction all consideration to be received by Tenant for such assignment or sublease in the form of lump sum payments, installments of rent, or otherwise. For purposes of this paragraph 16, the term "consideration" shall include, without limitation, all monies or other consideration of any kind, if such sums are related to Tenant's interest in this Lease or in the premises, including but not limited to, bonus money, and payments (in excess of book value thereof) for Tenant's assets, fixtures, inventory, accounts, good will, equipment, furniture, general intangibles, and any capital stock or other equity ownership of Tenant. Within ten (10) days after the receipt of such written notice, Landlord shall either consent in writing to such proposed assignment or sublease subject to the terms and conditions hereinafter set forth, or notify Tenant in writing that Landlord refuses such consent, specifying reasonable grounds for such refusal.

           16.3 TERMS AND CONDITIONS. As a condition to Landlord's granting its consent to any assignment or sublease, Landlord may require that (i) Tenant pay to Landlord, as and when received by Tenant, one-half of the amount of any excess of such consideration to be received by Tenant in connection with said assignment or subletting, over and above the base rent, and all other sums payable by Tenant to Landlord under the terms of this Lease; provided that Tenant shall first be entitled to retain an amount of such excess consideration equal to Tenant's reasonable direct costs of assigning or subletting, including, without limitation, real estate brokerage commissions and concessions made to the subtenant, if any, but not to exceed in the aggregate an amount equal to six months' Base Rent, and (ii) Tenant and the proposed assignee or sublessee demonstrate to Landlord's reasonable satisfaction that the assignee or sublessee proposes to use the premises for substantially the same use or a use which is otherwise satisfactory to Landlord, and the proposed use is not injurious to the premises. Each assignment or sublease agreement to which Landlord has consented shall be an instrument in writing in form satisfactory to Landlord, and shall be executed by both Tenant and the assignee or sublessee, as the case may be. Each such assignment or sublease agreement shall recite that it is and shall be subject and subordinate to the provisions of this Lease, that the assignee or sublessee accepts such assignment or sublease and agrees to perform all of the obligations of Tenant hereunder, and that the termination of this Lease shall, at Landlord's sole election, constitute a termination of every such assignment or sublease. In the event Landlord shall consent to an assignment or sublease, Tenant shall nonetheless remain liable for all obligations and liabilities of Tenant under this Lease, including, but not limited to, the payment of rent.
The consent by Landlord to any


                                         20.

assignment or sublease shall not constitute a waiver of the provisions of this paragraph 16, including the requirement of Landlord's prior written consent, with respect to any subsequent assignment or sublease. Tenant agrees to reimburse Landlord upon demand for reasonable attorneys' fees incurred by Landlord in connection with the negotiation, review, and documentation of any such requested assignment or subleasing, but not to exceed the sum of One Thousand Dollars ($1,000) in any transaction.

           16.4  CORPORATE TRANSACTIONS CONSTITUTING ASSIGNMENT.

                 (a) Any dissolution, or the transfer either all at once or in a series of related transfers, of a controlling percentage of the capital stock of Tenant, or the sale, or series of sales of all or substantially all of Tenant's assets located in, on, or about the premises, shall be deemed an assignment. The phrase "controlling percentage" means the ownership of, and the right to vote, stock possessing at least fifty percent (50%) of the total combined voting power of all classes of Tenant's capital stock issued, outstanding and entitled to vote for the election of directors. Notwithstanding the foregoing, Tenant shall have the right to assign, sublease or transfer to a subsidiary, parent or affiliated company, or to a successor by merger, subject to the provisions of subparagraph 9(c) below.

                 (b) Any such assignment or subletting described in subparagraph (a) above shall be subject to the provisions for assignment and subletting set forth in this paragraph 16.

                 (c) Notwithstanding the foregoing, Tenant may, without Landlord's prior written consent and without any participation by Landlord in assignment and subletting proceeds, sublet the premises or assign this Lease to: (i) a subsidiary, affiliate, division, corporation, joint venture or strategic partnership controlled or under common control with Tenant;
     (ii) a successor corporation related to Tenant by merger, consolidation or non-bankruptcy reorganization; or (iii) a purchaser of substantially all of Tenant's assets. Tenant's foregoing rights to assign this Lease shall be subject to the following conditions: (i) Tenant shall not be in default hereunder; (ii) the transferee or successor entity shall expressly assume Tenant's obligations hereunder; (iii) Tenant shall remain liable for all obligations and liabilities of Tenant under this Lease; and (iv) the entity to which the Lease is assigned or subleased has a net worth as of the date of such assignment equal to at least the greater of the net worth of Tenant as of the date of this Lease or as of the date immediately preceding such assignment or sublease. Tenant and the proposed assignee or sublessee shall provide such documentation as may be requested by Landlord to demonstrate to Landlord's reasonable satisfaction that the condition set forth in (iv) above has been satisfied. For the purposes of this Lease, the sale of Tenant's capital stock through any public offering shall not be deemed an assignment, subletting, or any other transfer of the Lease or the premises.

           16.5 LANDLORD'S REMEDIES. Any assignment or sublease without Landlord's prior written consent shall at Landlord's election be void, and shall constitute a default. If Tenant shall purport to assign this Lease, or sublease all or any portion of the premises, or permit any person or persons other than Tenant to occupy the premises without Landlord's prior written


                                         21.

consent, Landlord may collect rent from the person or persons then or thereafter occupying the premises and apply the net amount collected to the rent reserved herein, but no such collection shall be deemed a waiver of Landlord's rights and remedies under this paragraph 16, or the acceptance of any such purported assignee, sublessee or occupant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained.

           16.6 ENCUMBRANCES, LICENSES AND CONCESSION AGREEMENTS. Tenant shall not encumber its interest under this Lease or any rights of Tenant hereunder, or enter into any license or concession agreement respecting all or any portion of the premises, without Landlord's prior written consent which consent shall not unreasonably be withheld or delayed subject to the terms and conditions referred to in paragraph 16.2 above, and Tenant's granting of any such encumbrance, license, or concession agreement shall constitute an assignment for purposes of this paragraph 16.

     17.   DEFAULT BY TENANT.

           17.1 EVENT OF DEFAULT. The occurrence of any one or more of the following events (an "Event of Default") shall constitute a default and breach of this Lease by Tenant:

                 (a) The failure by Tenant to make any payment of rent or any other payment required to be made by Tenant hereunder, as and when due, and such failure shall not have been cured within ten (10) days after Tenant receives written notice thereof from Landlord; provided that, if three or more such failures shall occur during the lease term, then each and every succeeding failure to pay any sum payable hereunder when due shall constitute an Event of Default, and Tenant shall be entitled to a five (5) day cure period or notice from Landlord with respect to any such failure to pay; or

                 (b) Tenant's failure to perform any other term, covenant or condition contained in this Lease and such failure shall have continued for thirty (30) days after written notice of such failure is given to Tenant; provided that, where such failure cannot reasonably be cured within said thirty (30) day period, Tenant shall not be in default if Tenant commences such cure within said thirty (30) day period and thereafter diligently continues to pursue all reasonable efforts to complete said cure until completion thereof. Said written notice shall constitute those required under California Code of Civil Procedure, Section 1161, et seq.

           17.2 REMEDIES. Upon any Event of Default, Landlord shall have the following remedies in addition to all other rights and remedies provided by law or equity:

                 (a) Landlord shall be entitled to keep this Lease in full force and effect for so long as Landlord does not terminate Tenant's right to possession (whether or not Tenant shall have abandoned the premises), and Landlord may enforce all of its rights and remedies under this Lease, including the right to recover rent and other sums as they become due under this Lease; or

                 (b) Landlord may terminate the Tenant's right to possession by giving Tenant thirty (30) days written notice of termination. Thirty
     (30) days after the giving of the notice, this Lease and all of Tenant's rights in the premises shall terminate. Any


                                         22.

     termination under this paragraph shall not release Tenant from the payment of any sum then due Landlord or from any claim for damages or rent previously accrued or then accruing against Tenant.

                       In the event this Lease is terminated pursuant to this paragraph 17.2(b), Landlord may recover from Tenant:

                      (1) the worth at the time of award of the unpaid rent which had been earned at the time of termination; plus

                      (2) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss for the same period that Tenant proves could have been reasonably avoided; plus

                      (3) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss for the same period that Tenant proves could be reasonably avoided; plus

                      (4) any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom, including without limitation, the following: (i) expenses for cleaning, repairing or restoring the premises; (ii) costs incurred as owner of the premises including without limitation taxes and insurance premiums thereon, utilities and building security; (iii) expenses in retaking possession of the premises; and (iv) attorneys' fees and court costs.

                 The "worth at the time of award" of the amounts referred to in subparagraphs (1) and (2) of this paragraph 17.2(b) shall be computed by allowing interest at the greater of ten percent (10%) per annum, or (ii) the maximum rate permitted by law. The "worth at the time of the award" of the amount referred to in subparagraph (3) of this paragraph 17.2(b) shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus one percent (1%). The term "time of award" as used in subparagraphs (1), (2) and (3) shall mean the date of entry of a judgment or award against Tenant in an action or proceeding arising out of Tenant's breach of this Lease. The term "rent" as used in this paragraph shall include all sums required to be paid by Tenant to Landlord pursuant to the terms of this Lease.

                 (c) This Lease may be terminated by a judgment specifically providing for termination, or by Landlord's delivery to Tenant of written notice specifically terminating this Lease. In no event shall any one or more of the following actions by Landlord, in the absence of a written election by Landlord to terminate this


                                         23.

     Lease, constitute a termination of this Lease or a waiver of Landlord's right to recover damages under this paragraph 17:

                      (1) appointment of a receiver in order to protect Landlord's interest hereunder;

                      (2) consent to any subletting of the premises or assignment of this Lease by Tenant, whether pursuant to provisions hereof concerning subletting and assignment or otherwise; or

                      (3) any other action by Landlord or Landlord's agents intended to mitigate the adverse effects of any breach of this Lease by Tenant, including without limitation any action taken to maintain and preserve the premises or any action taken to relet the premises or any portion thereof for the account of Tenant and in the name of Tenant.

           17.3 LANDLORD'S RIGHT TO PERFORM TENANT'S OBLIGATIONS. If Tenant shall at any time fail to make any payment or perform any other act required to be made or performed by Tenant under this Lease, then after the cure period provided herein and after reasonable notice to Tenant, Landlord may, but shall not be obligated to, make such payment or perform such other act to the extent Landlord may deem desirable, and may, in connection therewith, pay any and all expenses incidental thereto and employ counsel. No such action by Landlord shall be deemed a waiver by Landlord of any rights or remedies Landlord may have as a result of such failure by Tenant, or a release of Tenant from performance of such obligation. All sums so paid by Landlord, including without limitation all penalties, interest and costs in connection therewith, shall be due and payable by Tenant to Landlord on the day immediately following any such payment by Landlord. Landlord shall have the same rights and remedies for the nonpayment of any such sums as Landlord may be entitled to in the case of default by Tenant in the payment of rent.

           17.4 INTEREST ON PAST DUE OBLIGATIONS. Any amount due to Landlord hereunder and not paid within the cure period provided herein shall bear interest at the lesser annual rate of (i) ten percent (10%); or (ii) the highest rate then allowed by law, from the date due until paid in full. Payment of such interest shall not excuse or cure any default by Tenant under this Lease.

           17.5 ADDITIONAL RENT. All sums payable by Tenant to Landlord or to third parties under this Lease in addition to such sums payable pursuant to paragraph 4 hereof shall be payable as additional sums of rent. For purposes of any unlawful detainer action by Landlord against Tenant pursuant to California Code of Civil Procedure Sections 1161-1174, or any similar or successor statutes, Landlord shall be entitled to recover as rent not only such sums specified in paragraph 3 as may then be overdue, but also all such additional sums of rent as may then be overdue.

           17.6 REMEDIES NOT EXCLUSIVE. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies herein provided or permitted at law or in equity.


                                         24.

     18.   DEFAULT BY LANDLORD.

           18.1 CURE PERIOD. Landlord shall not be deemed to be in default in the performance of any obligation required to be performed by it hereunder unless and until it has failed to perform such obligation within the period of time specifically provided herein, or if no period of time has been provided, then within thirty (30) days after receipt of written notice by Tenant to Landlord specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are reasonably required for its performance, then Landlord shall not be deemed to be in default if it shall commence such performance within such thirty (30) day period and thereafter diligently prosecute the same to completion.

           18.2 MORTGAGEE PROTECTION. If any deed of trust or mortgage encumbering the premises so provides, in the event of any default on the part of Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgagee of a mortgage encumbering the premises whose address shall have been furnished to Tenant.

           18.3  TENANT'S RIGHT TO PERFORM CERTAIN OF LANDLORD'S OBLIGATIONS.
If Landlord shall at any time fail to maintain or repair the roof in accordance with paragraph 7.1, then after the cure period provided herein and five (5) days after further notice to Landlord that Tenant intends to exercise its rights under this paragraph 18.3, Tenant may, but shall not be obligated to, perform such maintenance and repair. No such action by Tenant shall be deemed a waiver by Tenant of any rights or remedies Tenant may have as a result of such failure by Landlord, or a release of Landlord from performance of such obligation. All reasonable sums paid by Tenant in performing such maintenance and repair shall be due and payable by Landlord to Tenant on the day immediately following any such payment by Tenant.

     19. ADVERTISEMENTS AND SIGNS. Tenant shall not place or permit to be placed any sign, display, advertisement, or decoration ("sign") on the exterior of the Building, or elsewhere on the premises, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, as to the color, size, style, character, content, and location of each such sign. Upon termination of this Lease, Tenant shall remove any sign which it has placed on the premises or the Building, and shall repair any damage caused by the installation or removal of such sign.

     20. ENTRY BY LANDLORD. Landlord and its agents shall be entitled to enter into and upon the premises at all reasonable times upon reasonable notice (except in the case of an emergency, in which event no notice shall be required), for purposes of inspecting or making repairs, alterations or additions to all or any portion thereof, including the erection and maintenance of such scaffolding, canopies, fences and props as may be required, or for the purpose of posting notices of nonresponsibility for alterations, additions, or repairs, or for the purpose of placing upon the premises any ordinary "for sale" signs, and during the ninety (90) day period prior to the expiration of this Lease, to place upon the premises any usual or ordinary "for lease" signs and exhibit the premises to prospective tenants at reasonable hours, all without any abatement of rent and without liability to Tenant for any injury or inconvenience to or interference with Tenant's business, quiet enjoyment of the premises, or any other loss occasioned thereby, except for Landlord's gross negligence or willful misconduct. Landlord's


                                         25.

rights of entry as set forth in this paragraph shall be subject to the reasonable security regulations of Tenant and to the requirement that Landlord shall at all times act in a manner designed to minimize interference with Tenant's business activities on the premises.

     21.   SUBORDINATION AND ATTORNMENT.

           21.1 SUBORDINATION. Tenant agrees that this Lease may, at the option of Landlord, be subject and subordinate to any mortgage, deed of trust, ground lease or other instrument of security now of record or which is recorded after the date of this Lease affecting the land and Building, or land or Building, of which the premises form a part, and such subordination is hereby made effective without any further act of Tenant; provided that such subordination shall not be effective with respect to any mortgage, deed of trust, ground lease or other instrument or security recorded after the date of this Lease unless Landlord first obtains from the lender or ground lessor a written agreement that provides in essence that as long as Tenant performs its obligations under this Lease, no foreclosure of, deed given in lieu of foreclosure, or sale under the encumbrance, and no steps or procedures taken under the encumbrance, shall affect Tenant's rights under this Lease. Tenant shall execute and deliver to Landlord any written agreement and any other documents required by the lender to accomplish the purposes of this paragraph, within ten (10) business days after delivery thereof to Tenant, and the failure of Tenant to execute and return any such instruments shall constitute a default hereunder unless Tenant in good faith disputes the terms of such agreement or other document.

           21.2 ATTORNMENT. Subject to the foregoing paragraph 21.1, Tenant shall attorn to any third party purchasing or otherwise acquiring the premises at any sale or other proceeding, or pursuant to the exercise of any rights, powers or remedies under any mortgages or deeds of trust or ground leases now or hereafter encumbering all or any part of the premises, as if such third party had been named as Landlord under this Lease.

     22. ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS. Each party shall, within ten (10) days following request by the other party, execute and deliver any documents, including estoppel certificates, in the form presented by the party making such request: (i) certifying that this Lease has not been modified or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect, (ii) stating the date to which the rent and other charges are paid in advance, if at all, (iii) acknowledging that there are not, to such party's knowledge, any uncured defaults on the part of either party hereunder, or if there are uncured defaults, stating the nature of such uncured defaults, and (iv) evidencing the status of this Lease as may be required either by a lender making a loan to be secured by a deed of trust or mortgage encumbering the premises or a purchaser of the premises from Landlord. Tenant shall also, at the request of any lender of Landlord, provide Landlord with a letter certifying that Tenant's current net worth is in excess of an amount specified by Tenant. A party's failure to deliver any such documents within fourteen (14) days following receipt of such request shall be an Event of Default under this Lease.

     23. NOTICES. Any notice, approval, request, demand or consent (collectively "notice") required or desired to be given under this Lease shall be in writing and shall be personally served or delivered by United States mail, registered or certified, postage prepaid, and addressed to the party to be served at the last address given by that party to the other party under


                                         26.

the provisions of this paragraph. At the date of execution of this Lease, the addresses of Landlord and Tenant are as set forth below:

             Landlord:             California Pacific
                                   Commercial Corporation
                                   2200 Sand Hill Road, Suite 230
                                   Menlo Park, CA 94025
                                   Attn: Dan McGanney III, President

             Tenant:               Clontech Laboratories, Inc.
                                   1020 East Meadow Circle
                                   Palo Alto, CA
                                   Attn: Pam Fong


             With a Copy to:       Brian C. Cunningham, Esq.
                                   Cooley Godward Castro Huddleson & Tatum
                                   5 Palo Alto Square, Suite 400
                                   Palo Alto, CA 94306

Any notice delivered by mail pursuant to this paragraph shall be deemed to have been delivered three (3) days after the posted date of mailing.

     24. WAIVER. The waiver by either party of any breach of any term, covenant, or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent. No term, covenant or condition shall be deemed to have been waived by either party unless such waiver is in writing and signed by the party making such waiver.

     25. NO ACCORD AND SATISFACTION. No payment by Tenant, or receipt by Landlord, or an amount which is less than the full amount of rent and all other sums payable by Tenant hereunder at such time shall be deemed to be other than on account of (a) the earliest of such other sums due and payable, and thereafter (b) the earliest Base Rent due and payable hereunder. No endorsement or statement on any check or any letter accompanying any payment of rent or such other sums shall be deemed an accord and satisfaction. Landlord may accept any such check or payment without prejudice to Landlord's right to receive payment of the balance of such rent and/or other sums or to Landlord's right to pursue any remedies to which Landlord may be entitled to recover such balance.

     26. ATTORNEYS' FEES. If any action or proceeding at law or in equity, or an arbitration proceeding (collectively an "action") shall be brought to recover any rent under this Lease, or for or on account of any breach of or to enforce or interpret any of the terms, covenants or conditions of this Lease, or for the recovery of possession of the premises, the prevailing party shall be entitled to recover from the other party as a part of such action, or in a separate action


                                         27.

brought for that purpose, its reasonable attorneys' fees and costs and expenses incurred in connection with the prosecution or defense of such action. "Prevailing party" within the meaning of this paragraph shall include, without limitation, a party who brings an action against the other after the other is in breach or default, if such action is dismissed upon the other's payment of the sums allegedly due for performance of the covenants allegedly breached, or if the party commencing such action obtains substantially the relief sought by it in such action, whether or not such action proceeds to a final judgment or determination.

     27. SURRENDER. Tenant shall, upon expiration or sooner termination of this Lease, surrender the premises to Landlord in the same condition as existed on the date Tenant originally took possession thereof (reasonable wear and tear and losses due to casualty and condemnation excepted) with all interior walls cleaned, all holes in walls repaired, all carpets cleaned, all HVAC equipment in operating order and in good repair, and all floors cleaned and waxed, all to the reasonable satisfaction of Landlord. Tenant shall at such time also surrender to Landlord such alterations (as defined in paragraph 8) as Landlord does not require Tenant to remove in accordance with paragraph 8.6 above. Tenant, on or before the expiration or sooner termination of this Lease, shall remove all of its personal property and trade fixtures from the premises, and all property not so removed shall be deemed abandoned by Tenant. Tenant shall be liable to Landlord for costs of removal of any such abandoned trade fixtures or equipment of Tenant, or of any alterations Tenant fails to remove if so required by Landlord, together with the cost of returning the premises to its condition as of the date Tenant originally took possession thereof, and the transportation and storage costs of such items. If the premises are not so surrendered at the expiration or sooner termination of this Lease, Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in so surrendering the premises, including without limitation, any claims made by any succeeding tenant founded on such delay, losses to Landlord due to lost opportunities to lease to succeeding tenants, and attorneys' fees and costs. All keys to the premises or any part thereof shall be surrendered to Landlord upon expiration or sooner termination of the lease term.

     28. HOLDING OVER. Unless Tenant exercises in a timely manner its option to extend the term, this Lease shall terminate without further notice at the expiration of the initial lease term. Any holding over by Tenant after expiration shall not constitute a renewal or extension of the lease term or give Tenant any rights in or to the premises unless otherwise expressly provided in this Lease. Any holding over after the expiration with the express written consent of Landlord shall be construed to be a tenancy from month to month, at one hundred fifty percent (150%) of the monthly Base Rent for the last month of the lease term, unless otherwise agreed in writing by both Landlord and Tenant, and shall otherwise be on the terms and conditions herein specified insofar as applicable, unless otherwise mutually agreed in writing by the parties.

     29. TRANSFER OF PREMISES BY LANDLORD. The term "Landlord" as used in this Lease, so far as the covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner at the time in question of the fee title to the premises. In the event of any transfer of such fee title, the Landlord herein named (and in case of any subsequent transfer or conveyance, the then grantor) shall after the date of such transfer or conveyance by automatically freed and relieved of all liability with respect to performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed; provided that any funds in the hands of Landlord or the then grantor at the time of


                                         28.

such transfer in which Tenant has an interest shall be turned over to the grantee. The covenants and obligations contained in this Lease on the part of Landlord shall, subject to the foregoing, be binding upon each Landlord hereunder only during his or its respective period of ownership.

     30.   GENERAL PROVISIONS.

           30.1 ENTIRE AGREEMENT. This instrument including the Exhibits attached hereto contains all of the agreements and conditions made between the parties hereto and may not be modified orally or in any manner other than by an agreement in writing signed by all of the parties hereto or their respective successors in interest. Any executed copy of this Lease shall be deemed an original for all purposes.

           30.2 TIME. Time is of the essence with respect to the performance of each and every provision of this Lease in which time of performance is a factor. All references to days contained in this Lease shall be deemed to mean calendar days unless otherwise specifically stated.

           30.3 CAPTIONS. The captions and headings of the numbered paragraphs of this Lease are inserted solely for the convenience of the parties hereto, and are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

           30.4 CALIFORNIA LAW. This Lease shall be construed and interpreted in accordance with the laws of the State of California. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant, and without regard to which party prepared this Lease.

           30.5 GENDER; SINGULAR AND PLURAL. When required by the context of this Lease, the neuter includes the masculine, the feminine, a partnership, a corporation or a joint venture, and the singular shall include the plural.

           30.6 PARTIAL INVALIDITY. If any provision of this Lease is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions hereof shall nonetheless continue in full force and effect and shall in no way be affected, impaired, or invalidated thereby.

           30.7 NO WARRANTIES. Any agreements, warranties or representations not expressly contained herein shall not bind either Landlord or Tenant, and Landlord and Tenant expressly waive all claims for damages by reason of any statement, representation, warranty, promise or agreement, if any, not expressly contained in this Lease.

           30.8 JOINT AND SEVERAL LIABILITY. If Landlord or Tenant is more than one person or entity, each such person or entity shall be jointly and severally liable for the obligations of Landlord or Tenant, respectively, hereunder.

           30.9 SUCCESSORS AND ASSIGNS. The covenants and conditions herein contained, subject to the provisions as to assignment, shall apply to and bind the heirs, executors, administrators, assigns, and any other person or entity succeeding lawfully, and pursuant to the provisions of this Lease, to the rights or obligations of either of the parties hereto.


                                         29.

           30.10 RULES AND REGULATIONS. Landlord may from time to time promulgate reasonable rules and regulations for the use, safety, care, and cleanliness of the premises, and the preservation of good order thereon. Such rules and regulations shall be binding upon Tenant upon delivery of a copy thereof to Tenant, and Tenant shall abide by all such rules and regulations. If there is a conflict between such rules and regulations and any of the provisions of this Lease, the provisions of this Lease shall prevail.

           30.11 AUTHORITY. The parties hereby represent and warrant that they have all necessary power and authority to execute and deliver this Lease on behalf of Landlord and Tenant, respectively.

           30.12 MEMORANDUM OF LEASE. Either party may record a short form memorandum of this Lease.

           30.13 MERGER. The voluntary or other surrender of this Lease, or a mutual cancellation thereof, shall not work an automatic merger, but shall, at the sole option of Landlord, either terminate all or any existing subleases or subtenancies, or operate as an assignment to Landlord of any or all of such subleases or subtenancies.

           30.14 REAL ESTATE BROKERS. Each party represents that it has not had any dealings with any real estate broker, finder or other person with respect to this Lease other than Cornish & Carey Commercial, whose leasing commission shall be paid by Landlord in accordance with its agreement with Cornish & Carey dated September 12, 1994, and each party shall hold harmless the other party from all damages, expenses, and liabilities resulting from any claims that may be asserted against the other party by any broker, finder or other person with whom the other party has dealt.

           30.15 LIMITATION ON LIABILITY. If Tenant obtains a money judgment against Landlord resulting from any default or other claim arising under this Lease, such judgment shall be satisfied only out of the rents, profits and income received by Landlord with respect to its right, title and interest in the premises. No other real, personal or mixed property of Landlord shall be subject to levy to satisfy any such judgment and Landlord shall have no personal liability under this Lease.

           30.16 QUIET ENJOYMENT. Landlord agrees to and shall in the commencement of this Lease place Tenant in quiet possession of the premises and shall secure it in the quiet possession thereof against all persons lawfully claiming the same during the lease term.

     31.   INITIAL IMPROVEMENTS TO PREMISES.

           31.1 LANDLORD'S IMPROVEMENTS. Prior to the Delivery Date, Landlord shall at its expense demolish the existing improvements and remove all asbestos from the Building. Prior to the Commencement Date, Landlord shall: (i) install a new roof on the Building; and (ii) undertake such structural repairs as are necessary to bring the Building in compliance with applicable seismic codes as of the date of such repairs. Landlord shall bear the expense of installing the new roof and undertaking such structural repairs for seismic compliance up to a maximum of the lesser of: (i) cost for such work in the initial bid which Landlord notifies Tenant is acceptable to Landlord for the same; or (ii) the cost for such work (excluding any additional


                                         30.

improvements requested by Tenant) in the bid finally accepted by Landlord for the same. Landlord's share of such costs is referred to herein as the "Base Bid Amounts." The parties contemplate that at the request of Tenant additional improvements such as skylights and windows will be undertaken to the roof and the exterior walls of the building as part of the work being performed by Landlord. Tenant shall submit completed plans and specifications for its proposed additional improvements no later than October 10, 1994. All such work will be performed by Landlord through its contractor and the incremental cost of such work shall be borne by Tenant. Landlord shall consult with Tenant regarding the amount of the final bids it proposes to accept before accepting the same. Landlord shall, at Tenant's request, cause its contractor to obtain additional bids from subcontractors for the work being subcontracted up to a maximum of six (6) bids. Tenant may designate specific subcontractors from which Landlord's contractor will obtain additional bids provided that such subcontractors are acceptable to Landlord and its contractor. All bids obtained for such work shall price separately the cost of the additional improvements requested by Tenant. Landlord shall not accept any bid other than the lowest bid without the consent of Tenant. Tenant shall have the right upon notification of the bid amounts for particular work to notify Landlord within three (3) business days that Tenant elects not to have any additional improvements undertaken at Tenant's expense. The Tenant Improvement Allowance provided in paragraph 31.3 shall be reduced by an amount equal to the difference between the final cost of such work and the Base Bid Amounts.

           31.2 TENANT'S IMPROVEMENTS. Tenant shall make all other, improvements to the premises. Tenant's improvements shall include all work to the premises, including without limitation electrical, heating, ventilation and air conditioning, partitions, ceilings, doors, sprinkler alterations, lighting, floor coverings, window coverings, telephone system and all finishes (collectively, the "Improvements"). The provisions of paragraph 8 shall comply with respect to all such work and the Improvements.

                 Tenant shall have all its work done by or through Vance M. Brown & Sons, Inc. ("Brown") as its general contractor, provided that the bid received from Brown is competitive with bids received from other licensed contractors approved by Landlord. Tenant may use another licensed contractor in the event that Brown is not competitive on the following conditions: (i) such contractor and the terms of the construction contract are approved by Landlord;
(ii) in no event shall a contractor other than Brown construct the Required Improvements; and (iii) such contractor provide a full payment and performance bond naming both Landlord and Tenant as insured. All contracts for improvement and alteration shall be between Tenant and its contractor, and no contractor or other person shall be a third party beneficiary of any provision of this Lease.

                 All Improvements, except unattached movable business fixtures and those trade fixtures identified in Exhibit C, shall become the property of Landlord and shall remain upon and be surrendered with the premises.

           31.3 IMPROVEMENT ALLOWANCE. Landlord shall provide Tenant with a tenant improvement allowance in the amount of One Million Two Hundred Ninety Three Thousand Six Hundred Dollars ($1,293,600) (the "Tenant Improvement Allowance"). Tenant shall use said Tenant Improvement Allowance exclusively for the construction of the Improvements. No portion of the Tenant Improvement Allowance may be used for furnishings and/or trade fixtures


                                         31.

that are removable by Tenant upon the expiration of the term of the Lease. In the event the cost of the Improvements exceeds the Tenant Improvement Allowance, the excess shall be paid by Tenant ("Tenant's Contribution"). The Tenant Improvement Allowance shall be used exclusively for the purposes set forth above and any unused portion thereof shall not be paid or otherwise credited to Tenant.

                 Prior to commencement of construction, Tenant shall submit an estimate of the cost of all of the Improvements, including a copy of the contractor's bid, all in form acceptable to Landlord. Landlord shall have the right to verify the accuracy of the numbers set forth therein to Landlord's reasonable satisfaction.

                 Landlord shall pay Tenant's contractor the Tenant Improvement Allowance in installments equal to its pro rata share of the amount of the contractor's invoice as construction progresses and after Landlord's inspection and verification that the work to be paid for has been completed in a satisfactory manner. Landlord's pro rata share shall be a fraction, the numerator of which is the amount of the Tenant Improvement Allowance and the denominator of which is the total cost of the Improvements. Landlord shall issue joint checks payable to Tenant and the contractor. Tenant shall provide evidence satisfactory to Landlord that it is contemporaneously paying its share of the invoice.

     32.   RIGHT OF FIRST OPPORTUNITY.

           32.1 SALE OF PREMISES. In the event Landlord desires to sell the premises, before entering into an agreement to sell or exchange the same, Landlord shall notify Tenant of its desire to sell the premises and the price and basic terms Landlord is asking. If, within five (5) business days of receipt of said notice, Tenant gives to Landlord written notice of its interest in purchasing the premises at the price and upon the terms contained in Landlord's notice to Tenant, Landlord and Tenant shall in good faith attempt to negotiate a legally binding agreement to carry out their previously expressed intent. If Tenant fails to respond to said notice within said five (5) day period, or if Landlord and Tenant fail to enter into a written agreement for such a purchase and sale within ten (10) business days after Tenant's notice expressing its interest in purchasing the premises, the provisions of this paragraph 32.1 shall be deemed null and void and Landlord shall be free to sell or exchange the premises to anyone else upon the same or any other terms and without any further obligation to Tenant, whether or not the terms of such sale are more or less favorable than those offered to Tenant.

           32.2 LEASE OF ADJACENT PARCEL. While Landlord owns both the Premises and the Adjacent Parcel, Tenant shall have a one-time right of first opportunity to lease the adjacent parcel of real estate commonly known as 1034-36 East Meadow Circle, Palo Alto, California (the "Adjacent Parcel") on the terms set forth below. The parties acknowledge that Landlord currently leases the Adjacent Parcel to Space Systems/Loral, Inc. ("Loral"). Landlord shall not enter into a new lease for the Adjacent Parcel with any person other than Loral in the event that the current Loral lease expires and Loral does not exercise its option to renew without first offering the Adjacent Parcel to Tenant as follows. Before entering into a lease for the Adjacent Parcel with any person other than Loral, Landlord shall notify Tenant of its desire to lease the Adjacent Parcel and the rent and basic terms Landlord is asking. If, within five (5) business days of receipt of said notice, Tenant gives to Landlord written notice of its interest in leasing the


                                         32.

Adjacent Parcel at the rent and upon the terms contained in Landlord's notice to Tenant, Landlord and Tenant shall in good faith attempt to negotiate a legally binding lease to carry out their previously expressed intent. If Tenant fails to respond to said notice within said five (5) business day period, or if Landlord and Tenant fail to enter into a written lease for the Adjacent Parcel within ten (10) business days after Tenant's notice expressing its interest in leasing the Adjacent Parcel, the provisions of this paragraph 32.2 shall be deemed null and void, and Landlord shall be free to lease the Adjacent Parcel to anyone else upon the same or any other terms and without any further obligation to Tenant, whether or not the terms of such lease are more or less favorable than those offered to Tenant. Landlord shall have the right to amend, modify or otherwise execute a new lease with Loral without being required to first offer the Adjacent Parcel to Tenant.

           32.3 RIGHTS NOT ASSIGNABLE. Each right granted to Tenant in this paragraph 32 is personal to Clontech, and neither of said rights is assignable by Clontech either as a part of an assignment of this Lease or separately or apart therefrom, and no right may be separated from this Lease in any manner by reservation or otherwise; provided that said right may be assigned by Clontech as part of the assignment of this Lease by Clontech (a) to a parent, subsidiary, affiliate, division, or corporation controlling, controlled by or under common control with Clontech, or (b) to a successor corporation of Clontech by merger, consolidation or nonbankruptcy reorganization, or to a successor corporation which purchases all or substantially all of the assets of Clontech, provided that in each such case the assignee or successor entity expressly assumes and agrees to perform for the benefit of Landlord all of the obligations of Tenant hereunder.

           32.4 ADDITIONAL LIMITATION ON RIGHTS. The rights granted to Tenant in this paragraph 32 may be exercised by Tenant only if Tenant is not in default under the terms of this Lease and the time of the exercise of such rights.

     33. CONDITION SUBSEQUENT. Tenant shall have thirty (30) days from the date of this Lease (the "Inspection Period") in which to complete its physical and environmental inspection of the premises. Prior to expiration of the Inspection Period, Tenant may notify Landlord that Tenant does not approve the physical condition of the premises. If Tenant timely gives such notice, this Lease shall terminate as of the date of Landlord's receipt of such notice and Landlord shall promptly return to Tenant the Deposit provided that Tenant has not otherwise defaulted hereunder. If Tenant does not timely give such notice, this Lease shall continue in full force and effect. Tenant shall deliver to Landlord copies of all reports regarding the premises.


                                         33.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease on the dates specified below immediately adjacent to their respective signatures. Delivery of this Lease to Landlord, duly executed by Tenant, constitutes an offer by Tenant to lease the premises as herein set forth, and under no circumstances shall such delivery be deemed to create an option or reservation to lease the premises for the benefit of Tenant. This Lease shall only become effective and binding upon execution of this Lease by Landlord and delivery of a signed copy to Tenant.


                                    "Landlord"

                                    CALIFORNIA PACIFIC COMMERCIAL
                                    CORPORATION, a California corporation

                                    By   /s/ Carlota Alfelor
                                         ----------------------------------
                                         Carlota Alfelor, Secretary

 Dated:     September 15, 1994      By   /s/ Daniel J. McGanney, III
                                         ----------------------------------
                                         Daniel J. McGanney, III
                                         President

                                    "Tenant"

                                    CLONTECH LABORATORIES, INC.,
                                    a California corporation

 Dated:     September 14, 1994      By:  /s/ Ken Fong
                                         ----------------------------------

                                      EXHIBITS
                       Exhibit A   Description of Premises

                       Exhibit B   Letter regarding Hazardous Substances

                       Exhibit C   Description of Fixtures


                                         34.

                    PROPERTY DESCRIPTION 1020 EAST MEADOW CIRCLE

                               PALO ALTO, CALIFORNIA

                         Parcel Three, Parcel Map Recorded

                        April 22, 1974, Map Book 338 Page 4

                             Santa Clara County Records




                                     EXHIBIT "A"

[LOGO]    UNITED. SOIL ENGINEERING, INC.
          Soil, Foundation and Geological Engineers
          3476  EDWARD AVENUE, SANTA CLARA, CALIFORNIA 95054 (408) 988-2990


File No.  94-4070-SEA
July 20, 1994

Vance Brown and Sons, Inc.
2747 Park Boulevard
Palo Alto, CA 94306

Attention:     Mr. Dan Cunningham

Subject:       Existing R&D Building
               1020 East Meadow Circle
               Building 24
               Palo Alto, California
               ADDENDUM TO SUMMARY Of SOIL AND
               GROUND WATER INVESTIGATION REPORT

Dear Mr. Cunningham:

Per our conversation, we are presenting herein our review of a soil and ground water investigation report for the existing Building 24 located at 1020 East Meadow Circle in Palo Alto, California.

A soil and ground water investigation report was prepared by H2M Group of Totowa, New Jersey dated January, 1994, for the existing office building complex 1010, 1020, and 1011 East Meadow Circle in Palo Alto, California. According to the report, ground water flow direction is eastward. The temporary monitoring wells, MW-5, and MW-6 were located adjacent to Building
24. The ground water sample extracted from the temporary monitoring wells MW-5 and MW-6 were tested for traces of priority pollutants, metals, volatile organic compounds, and semi-volatile organic compounds.

The following compounds were present in the ground water samples extracted from temporary monitoring wells MW-5 and MW-6.



                                     EXHIBIT "B"

                              REMOVABLE TRADE FIXTURES

Chemical hoods

Biohazard hoods

Environmental chambers

Cold rooms

Autoclaves

Steam generator(s)

Centrifuges

Water purification system(s) (but not including the plumber in DI water system)

Glassware washers

Cage washers

Uninterruptable power supply UPS system

Office furniture

Back-up generator

Equipment monitoring devices

Telephone switch, telephone sets and voicemail system

Kitchen appliances and equipment (e.g., refrigerator, microwave oven)

--------------------